      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996



                                                       REGISTRATION NO. 333-2897

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

               SALOMON INC                                   DELAWARE                                   22-1660266
           SI FINANCING TRUST I                              DELAWARE                               TO BE APPLIED FOR
        (EXACT NAME OF REGISTRANT                  (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER IDENTIFICATION NO.)
       AS SPECIFIED IN ITS CHARTER)             OF INCORPORATION OR ORGANIZATION)

                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                       ARNOLD S. OLSHIN, ESQ., SECRETARY
                                  SALOMON INC
                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

         GREGORY M. SHAW, ESQ.                   ALLAN G. SPERLING, ESQ.
        CRAVATH, SWAINE & MOORE            CLEARY, GOTTLIEB, STEEN & HAMILTON
           825 EIGHTH AVENUE                        ONE LIBERTY PLAZA
       NEW YORK, NEW YORK 10019                 NEW YORK, NEW YORK 10006


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the 'Securities Act'), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / -------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- -------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                                             OFFERING PRICE        AGGREGATE
                                                           AMOUNT TO BE           PER               OFFERING
   TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED(1)     UNIT(1)(2)(3)       PRICE(1)(2)(3)
- ----------------------------------------------------------------------------------------------------------------
Units...................................................
Preferred Securities....................................
Guarantee of Preferred Securities by Salomon Inc and
  certain back-up undertakings(4).......................
Subordinated Debt Securities............................
Purchase Contracts......................................
Cumulative Preferred Stock Series F (without par
  value)................................................

Depositary Shares.......................................
- ----------------------------------------------------------------------------------------------------------------
         Total..........................................    $ 250,000,000           100%           $250,000,000

                                                              AMOUNT OF
                                                             REGISTRATION
   TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           FEE(1)
- --------------------------------------------------------
Units...................................................
Preferred Securities....................................
Guarantee of Preferred Securities by Salomon Inc and
  certain back-up undertakings(4).......................
Subordinated Debt Securities............................
Purchase Contracts......................................
Cumulative Preferred Stock Series F (without par
  value)................................................
Depositary Shares.......................................
- --------------------------------------------------------
         Total..........................................     $86,206.90


(1) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The proposed maximum aggregate offering price of all the securities listed includes the consideration required to be paid in connection with the settlement of the Purchase Contracts.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Exclusive of accrued interest and dividends, if any.

(4) No separate consideration will be received for the Guarantee. The Guarantee includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of obligations of Salomon Inc under the Indenture and pursuant to the Declaration to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of SI Financing Trust I, as described in the Registration Statement. All obligations under the Declaration, including the indemnity obligation, are included in the back-up undertakings.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.


                             SUBJECT TO COMPLETION
                                  JUNE 7, 1996

PROSPECTUS
10,000,000       % TRUST PREFERRED STOCK(SERVICE MARK) (TRUPS(SERVICE MARK))*
UNITS

consisting of

SI FINANCING TRUST I

10,000,000       % PREFERRED SECURITIES


FULLY AND UNCONDITIONALLY GUARANTEED BY SALOMON INC


and
SALOMON INC
10,000,000 PURCHASE CONTRACTS

EACH REQUIRING THE PURCHASE ON        , 2021 (OR EARLIER) OF ONE DEPOSITARY
SHARE REPRESENTING A ONE-TWENTIETH INTEREST IN A SHARE OF      % CUMULATIVE
PREFERRED STOCK, SERIES F, LIQUIDATION PREFERENCE $500 PER SHARE, OF SALOMON INC AT A PURCHASE PRICE OF $25 PER DEPOSITARY SHARE.


Each       % Trust Preferred Stock(Service Mark) (TRUPS(Service Mark))* Unit (a
'Unit') will consist of (i) a      % Preferred Security (the 'Preferred
Security') of SI Financing Trust I (the 'Trust'), having a stated liquidation amount of $25 (the 'Stated Amount'), and (ii) a related contract (the 'Purchase
Contract') requiring the purchase on                , 2021 (or earlier as
described below) of one Depositary Share (a 'Depositary Share') representing a
one-twentieth interest in a share of       % Cumulative Preferred Stock, Series
F, liquidation preference $500 per share (the 'Series F Preferred Stock'), of Salomon Inc (the 'Company') at a purchase price of $25 per Depositary Share. A holder of a Unit (a 'Unitholder') may cause the Preferred Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary
Share under the Purchase Contract.                 (continued on following page)



SEE 'RISK FACTORS' BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.



Application will be made to list the Units on the New York Stock Exchange (the 'NYSE') under the symbol 'SBPrG'. Prior to this offering there has been no public market for the Units. In the event that a Preferred Security is separated from the related Purchase Contract, the resulting separated Purchase Contract will not be transferable without the prior written consent of the Company and will not be tradable on the NYSE. The Preferred Securities will not be listed or traded on any securities exchange. Unless and until a significant number of Preferred Securities are separated from the related Purchase Contracts, there will be no market for the Preferred Securities and even then there is not expected to be a market for Preferred Securities separate from the Units. Application will be made to list the Depositary Shares on the NYSE. The Series F Preferred Stock will not be listed and the Company does not expect that there will be any trading market for the Series F Preferred Stock except as represented by the Depositary Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------------------------------------------
                       PRICE TO         UNDERWRITING             PROCEEDS TO
                       PUBLIC(1)        DISCOUNT                 COMPANY(1)(2)
Per Unit..............
Total(3)..............

- ----------------------------------------------------------------------------------------------


(1) Plus accrued distributions on the Preferred Securities and Contract Fees, if
    any, from             , 1996 to the date of delivery.

(2) Before deducting expenses payable by the Company estimated to be
    $           .

(3) The Company and the Trust have granted to the Underwriters a 30-day option
    to purchase up to an aggregate of       additional Units at the Price to
    Public, less the Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to
    Public, Underwriting Discount and Proceeds to Company will be $        ,
    $        and $        , respectively. See 'Underwriting.'


The Units are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Units will be made through the facilities of The Depository
Trust Company, on or about                , 1996.


The Company or one or more of its subsidiaries may from time to time purchase or acquire a position in the Units and may, at its option, hold or resell such Units. Salomon Brothers Inc, an indirect wholly owned subsidiary of the Company, expects to offer and sell previously issued Units in the course of its business as a broker-dealer. Salomon Brothers Inc may act as principal or agent in such transactions. This Prospectus may be used by the Company or any of its subsidiaries, including Salomon Brothers Inc, in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.


*Salomon Inc has filed applications with the United States Patent and Trademark Office for the registration of the Trust Preferred Stock and TRUPS service marks.
- -----------------------------------------------
SALOMON BROTHERS INC
- --------------------------------------------------------------------------------

The date of this Prospectus is        , 1996.

(continued from previous page)


Each Unit will entitle the holder thereof to receive   % of the Stated Amount
per annum (equivalent to $        per annum), consisting of (i)   % per annum of
the Stated Amount in distributions on the related Preferred Security and (ii)
  % per annum of the Stated Amount in Contract Fees (as defined herein). Distributions on the Preferred Securities and Contract Fees will accrue from the date of original issuance of the Units and will be payable quarterly in arrears
on each                ,                ,                and
(each, a 'Payment Date'), commencing on                , 1996. In addition, each
Unit will entitle the holder thereof to all other proportional rights and preferences of the Preferred Securities (including voting, redemption, repayment and liquidation rights).


Each Depositary Share will entitle the holder thereof to all proportional rights and preferences of the Series F Preferred Stock (including dividend, voting, redemption and liquidation rights). The proportionate liquidation preference of each Depositary Share will be $25. See 'Description of the Depositary Shares.' Dividends on the Series F Preferred Stock will be cumulative from the date of
issue and will be payable quarterly on each Payment Date at the rate of       %
per annum (equivalent to $               per annum per Depositary Share). See
'Description of the Depositary Shares--Dividends and Other Distributions.' The Series F Preferred Stock will be redeemable at the option of the Company at any
time on or after the later of                , 2001 or the date of issue, in
whole or in part, at a redemption price of $500 per share (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends to the redemption date.


Each Preferred Security will represent a preferred undivided beneficial interest in the assets of the Trust. The Company will, directly or indirectly, own all the common securities (the 'Common Securities' and, together with the Preferred Securities, the 'Trust Securities') representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in

the       % Subordinated Debt Securities due                , 2026 (the
'Subordinated Debt Securities') of the Company. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation or otherwise. The payment of distributions out of money held by the Trust, and payments upon redemption or repayment of the Preferred Securities or liquidation of the Trust, as described below, are guaranteed by the Company (the 'Guarantee') to the extent described under 'Description of the Guarantee.' The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor which will not be the case unless the Company has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See 'Risk Factors--Rights under the Guarantee.' The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock issued from time to time by the Company. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $96.1 billion at March 31, 1996, and rank pari passu with the Company's other general unsecured obligations.



The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust at any time at the option of the Company or upon the occurrence of certain events. In the event the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, a Unit will thereafter consist of a Subordinated Debt Security and a related Purchase Contract and a Unitholder may cause such Subordinated Debt Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary Share under the Purchase Contract.


The distribution rate and the payment dates for the Preferred Securities will correspond to the interest rate and the payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.


The Subordinated Debt Securities will be redeemable at the option of the
Company, in whole (but not in part), on or after                , 2001 on any
Payment Date; provided, however, that after the settlement date for the Purchase Contracts, the right of the Company to redeem any Subordinated Debt Securities that remain outstanding will be postponed or suspended until the fifth anniversary of such date. If the Company redeems the Subordinated Debt Securities, the Trust must redeem the Trust Securities at the Stated Amount thereof plus any accrued and unpaid distributions thereon to the date of redemption (subject to the right of holders of record on the relevant record date to receive distributions due on a Payment Date) (the 'Redemption Price') and any outstanding Purchase Contracts will terminate. Any Preferred Securities not previously redeemed will be redeemed upon maturity of the Subordinated Debt Securities. See 'Description of the Preferred Securities--Mandatory Redemption.' In addition, upon the occurrence of a Tax Event (as defined herein) or Investment Company Event (as defined herein), unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust will be dissolved with the result that the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities and Common Securities, on a pro rata basis, in lieu of any cash distribution. In certain circumstances in the case of a Tax Event, the Company will have the right to redeem the Subordinated Debt Securities, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis and the termination of any outstanding Purchase Contracts. See 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'


In the event of the liquidation of the Trust, either (i) the holders of the Preferred Securities will be entitled to receive for each Preferred Security the Stated Amount plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment and any outstanding Purchase Contracts will terminate or (ii) the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities. See 'Description of the Preferred Securities--Liquidation Distribution Upon Dissolution.'


The Preferred Securities initially will be pledged with the Collateral Agent (as defined herein) to secure the obligations of Unitholders to purchase the Depositary Shares under the Purchase Contracts. A Preferred Security may be separated from the related Purchase Contract at the option of a Unitholder prior to settlement of the Purchase Contract by the delivery to the Collateral Agent of Eligible Collateral (as defined herein) having an aggregate principal amount equal to the Stated Amount of such Preferred Security. See 'Description of the Units--Separation of Preferred Security from the related Purchase Contract.' The Eligible Collateral will be pledged with the Collateral Agent as substitute collateral to secure such Unitholder's obligation under the separated Purchase Contract. Upon separation of the Preferred Security from a Unit, the Unit will cease to be outstanding and the Preferred Security will be released to the holder of the separated Purchase Contract (each Unitholder or holder of a separated Purchase Contract, a 'Holder'). Thereafter, the separated Purchase

Contract will be nontransferable without the prior written consent of the Company. The Collateral Agent will pay directly to Holders of separated Purchase Contracts any distributions received on the Eligible Collateral, and if at any time the aggregate principal amount at maturity of the Holder's Eligible Collateral exceeds the required principal amount of Eligible Collateral, such excess amount will be released to the Holder at the Holder's request. See 'Description of the Units--Reinvestment of Eligible Collateral' and '--Distributions on Collateral.' A Holder of a separated Purchase Contract may reestablish prior to settlement of the Purchase Contract a transferable Unit consisting of a Preferred Security and a related Purchase Contract by delivering a Preferred Security to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount.



The Company may, at its option, accelerate, in whole (but not in part), the settlement of the Purchase Contracts to any Payment Date. See 'Description of the Units--Description of the Purchase Contracts--Acceleration of Purchase.' A Unitholder may settle a Purchase Contract by instructing the Collateral Agent to present the related Preferred Security to the Trust for repayment and to apply $25 of the proceeds therefrom in satisfaction of the Purchase Contract (a 'Collateral Settlement') or by delivering $25 in cash to the Collateral Agent (a 'Cash Settlement'), in each case on the Business Day immediately prior to the settlement date for the Purchase Contract, provided that failure to provide instructions or deliver cash will be deemed to be an election to effect a Collateral Settlement. To the extent a Unitholder effects a Cash Settlement, the related Preferred Security will be released to the Unitholder. A Holder of a separated Purchase Contract will be required to settle such Purchase Contract from the proceeds of the related Eligible Collateral. See 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'



Holders of Preferred Securities that have been separated from Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the Business Day immediately prior to the settlement date for the Purchase Contracts.



Holders of Preferred Securities that remain outstanding after an accelerated settlement date for the Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the fifth anniversary of such date. See 'Description of the Units--Description of the Purchase Contracts-- Payment of Purchase Price; Delivery of Depositary Shares.'



IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act') relating to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1995; (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (iii) the Current Reports on Form 8-K dated January 23, 1996, February 1, 1996, February 12, 1996, April 23, 1996, April 29, 1996 and May 30, 1996.



     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Corporate Secretary, Salomon Inc, Seven World Trade Center, New York, New York 10048. Telephone requests for such copies should be directed to the Corporate Secretary at (212) 783-7000.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading 'Risk Factors.' For definitions of capitalized terms used in this Prospectus, see "Glossary of Defined Terms."

                                  THE OFFERING

Units Offered.............................  10,000,000      % Trust Preferred StockSM (TRUPSSM) Units.

                                            Each Unit will consist of (i) a   % Preferred Security of SI
                                            Financing Trust I and (ii) a Purchase Contract requiring the purchase
                                            on                , 2021 (or earlier as described below) of one
                                            Depositary Share representing a one-twentieth interest in a share of
                                              % Cumulative Preferred Stock, Series F, of Salomon Inc at a
                                            purchase price of $25 per Depositary Share. A Unitholder may cause a
                                            Preferred Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary Share under the Purchase
                                            Contract.

Distributions and Contract Fees...........  Each Unit will entitle the holder thereof to receive     % of the
                                            Stated Amount per annum (equivalent to $        per annum),
                                            consisting of (i)     % per annum of the Stated Amount in
                                            distributions on the related Preferred Security and (ii)     % per
                                            annum of the Stated Amount in Contract Fees. Distributions on the

                                            Preferred Securities and Contract Fees will accrue from the date of original issuance of the Units and will be payable quarterly in
                                            arrears on each         ,         ,         and         (each, a
                                            'Payment Date'), commencing                , 1996.

Depositary Shares.........................  Each Depositary Share will entitle the holder thereof to all proportional rights and preferences of the Series F Preferred Stock
                                            (including dividend, voting, redemption and liquidation rights). The proportionate liquidation preference of each Depositary Share will be
                                            $25. Dividends on the Series F Preferred Stock will be cumulative from the date of issue and will be payable quarterly on each Payment
                                            Date at the rate of   % per annum (equivalent to $        per annum
                                            per Depositary Share). The Series F Preferred Stock will be redeemable at the option of the Company at any time on or after the
                                            later of            , 2001 or the date of issue, in whole or in part,
                                            at a redemption price of $500 per share (equivalent to $25 per
                                            Depositary Share), plus accrued and unpaid dividends to the redemption date.

Preferred Securities......................  Each Preferred Security will represent a preferred undivided beneficial interest in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and the Common
                                            Securities (which will be owned directly or indirectly by the
                                            Company) and investing the proceeds thereof in the   % Subordinated
                                            Debt Securities due            , 2026 of the Company. The
                                            distribution rate and the payment dates for the Preferred Securities will correspond to the interest rate and the payment dates on the
                                            Subordinated Debt Securities, which will

                                            be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities.

Distribution of Subordinated Debt
  Securities..............................  The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred
                                            Securities and Common Securities in connection with the dissolution of the Trust at any time at the option of the Company or upon the occurrence of certain events. In the event the Subordinated Debt
                                            Securities are distributed to the holders of the Preferred
                                            Securities, a Unit will thereafter consist of a Subordinated Debt
                                            Security and a related Purchase Contract and a Unitholder may cause such Subordinated Debt Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary Share under the
                                            Purchase Contract.


Redemption of Preferred Securities;
  Termination of Purchase
  Contracts; Tax Event or Investment
  Company Event...........................  Upon the optional redemption by the Company of the Subordinated Debt
                                            Securities, the Preferred Securities will be redeemed at the Stated
                                            Amount thereof plus any accrued and unpaid distributions thereon to the date of redemption and any outstanding Purchase Contracts will terminate. The Subordinated Debt Securities will be redeemable at the option of the Company, in whole (but not in part), on and after
                                                       , 2001 on any Payment Date; provided, however, that after
                                            the settlement date for the Purchase Contracts, the right of the
                                            Company to redeem any Subordinated Debt Securities that remain outstanding will be postponed or suspended until the fifth anniversary of such date. Any Preferred Securities not previously redeemed will be redeemed on maturity of the Subordinated Debt
                                            Securities. In addition, upon the occurrence of a Tax Event or
                                            Investment Company Event, unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust will be dissolved with the result that the Subordinated Debt
                                            Securities will be distributed to the holders of the  Preferred Securities and Common Securities, on a pro rata basis, in lieu of any cash distribution. In certain circumstances in the case of a Tax Event, the
                                            Company will have the right to redeem the Subordinated Debt Securities, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis and the termination of any outstanding Purchase Contracts.

Liquidation...............................  In the event of the liquidation of the Trust, either (i) the holders of the Preferred Securities will be entitled to receive for each
                                            Preferred Security the Stated Amount plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment and any outstanding Purchase Contracts will terminate or (ii)
                                            the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities.

Guarantee.................................  The payment of distributions out of money held by the Trust, and payments upon redemption or repayment of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under 'Description of the Guarantee.' The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. The Guarantee, when taken together with the Company's obligations under the
                                            Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.

Pledge of Preferred Securities or Eligible
  Collateral..............................  The Preferred Securities initially will be pledged with The Bank of
                                            New York, as Collateral Agent for the Company (the 'Collateral
                                            Agent'), to secure the obligation of Unitholders to purchase the
                                            Depositary Shares under the Purchase Contracts. A Preferred Security may be separated from the related Purchase Contract prior to settlement of the Purchase Contract at the option of the Unitholder by the delivery to the Collateral Agent of (i) cash or (ii) U.S.
                                            Treasury Securities with a maturity of 30 days or less at the time of determination ('Eligible Collateral') having an aggregate principal amount equal to the Stated Amount of such Preferred Security. See
                                            'Description of the Units--Separation of Preferred Security from the related Purchase Contract.' The Eligible Collateral will be pledged with the Collateral Agent as substitute collateral to secure such
                                            Unitholder's obligation under the separated Purchase Contract. Upon separation of the Preferred Security from a Unit, the Unit will cease to be outstanding and the Preferred Security will be released to the
                                            Holder of the separated Purchase Contract. Thereafter, the separated
                                            Purchase Contract will be nontransferable without the prior written consent of the Company. The Collateral Agent will pay directly to
                                            Holders of separated Purchase Contracts any distributions received on the Eligible Collateral, and if at any time the aggregate principal amount at maturity of such holder's Eligible Collateral exceeds the required principal amount of Eligible Collateral, such excess amount will be released to such Holder at the Holder's request.

Reestablishment of Unit...................  A Holder of a separated Purchase Contract may reestablish prior to settlement of the Purchase Contract a transferable Unit consisting of a Preferred Security and a related Purchase Contract by delivering a
                                            Preferred Security to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount.

Acceleration of Purchase Contracts........  The Company may, at its option, on not less than 45 nor more than 60 days' notice, accelerate, in whole (but not in part), the settlement of the Purchase Contracts to any Payment Date, subject to
                                            cancellation or rescission in certain circumstances. The Company might, for example, choose to accelerate the settlement of the Purchase
                                            Contracts for any of the following reasons:

                                            (i) if the Company is required to comply with the capital requirements of any applicable laws or regulations, (ii) if the rating agencies in their analysis of the Company's capital structure no longer treat the Units similarly to the Company's perpetual preferred stock, (iii) for accounting reasons, including if the Preferred Securities are no longer recorded on the Company's consolidated balance sheet as described under "Accounting Treatment" or the Company desires to reclassify the Preferred Securities as equity, (iv) if the Company desires to meet any future capital structure goal, or (v) for tax reasons, including if for Federal income tax purposes the Subordinated Debt Securities are no longer classified as indebtedness of the Company.  See 'Description of the
                                            Units--Description of the Purchase Contracts--Acceleration of Purchase.'

Settlement of Purchase Contracts; Certain
  Rights of Holders of Preferred
  Securities..............................  A Unitholder may settle a Purchase Contract by instructing the
                                            Collateral Agent to present the related Preferred Security to the
                                            Trust for repayment and to apply $25 of the proceeds therefrom in satisfaction of the Purchase Contract (a 'Collateral Settlement') or
                                            by delivering $25 in cash to the Collateral Agent (a 'Cash
                                            Settlement'), provided that failure to provide instructions or deliver cash will be deemed to be an election to effect a Collateral
                                            Settlement. To the extent a Unitholder effects a Cash Settlement, the related Preferred Security will be released to the Unitholder. A
                                            Holder of a separated Purchase Contract will be required to settle the Purchase Contract from the proceeds of the related Eligible
                                            Collateral. See 'Description of the Units-- Description of the
                                            Purchase Contracts--Payment of Purchase Price; Delivery of Depositary
                                            Shares.'

                                            Holders of Preferred Securities that have been separated from
                                            Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the Business Day immediately prior to the settlement date for the Purchase Contracts.

                                            Holders of Preferred Securities that remain outstanding after an accelerated settlement date for the Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the fifth anniversary of such date. See 'Description of the
                                            Units--Description of the Purchase Contracts--Payment of Purchase
                                            Price; Delivery of Depositary Shares.'

Listing...................................  Application will be made to list the Units on the NYSE under the symbol 'SBPrG'. Prior to this offering there has been no public market for the Units. In the event the Preferred Security is separated from the related Purchase Contract, the resulting separated
                                            Purchase Contract will not be tradable on the NYSE. The Preferred
                                            Securities will not be listed or traded on any securities exchange, and unless and until a significant number of Preferred Securities are separated from the related Purchase Contracts, there will be no market for the Preferred Securities and even then there is not expected to be a market for Preferred Securities separate from the
                                            Units. Application will be made to list the Depositary Shares on the NYSE. The Series F Preferred Stock will not be listed and the
                                            Company does not expect that there will be any trading market for the Series F Preferred Stock except as represented by the
                                            Depositary Shares.

Certain Potential Benefits of Investment
  in Units................................  The Company expects that the aggregate rate of the distributions on the Preferred
                                            Securities and the Contract Fees will be higher than the dividend rate that the Company would be required to pay if the Company were to issue directly shares of its preferred stock in lieu of issuance of the Units. In addition, a Unitholder will have the option
                                            (i) to retain the related Preferred Security by making a Cash Settlement of the Purchase
                                            Contract, which Preferred Security will be non-redeemable by the Company for five years from the settlement of the Purchase Contract and may be presented to the Trust for repayment by the holder on the fifth anniversary of such settlement, or
                                            (ii) to separate the related Preferred Security from the Purchase Contract at any time prior to the settlement of the Purchase Contract by depositing Eligible Collateral with the Collateral Agent in exchange for such Preferred Security.
 In Respect of the Company:
  Certain Federal Income Tax Consequences;
  Rating Agencies Treatment; and
  Accounting Treatment....................  Tax counsel to the Company has advised the Company that the
                                            Subordinated Debt Securities will be classified for Federal income tax purposes as indebtedness of the Company. See 'United States
                                            Federal Income Taxation.'  It is the Company's understanding that the rating agencies, in their analysis of the Company's capital structure, will treat the Units similarly to the Company's perpetual preferred stock. On the Company's consolidated balance sheet, the Subordinated
                                            Debt Securities will not be recorded and the Preferred Securities and Purchase
                                            Contracts will be recorded as described under "Accounting Treatment."

Forms of Securities.......................  Units and Preferred Securities will be issued in book-entry form and represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company
                                            ('DTC'). Separated Purchase Contracts secured by Eligible Collateral will be represented by a certificate or certificates that will be in definitive form only. It is expected that Depositary Receipts (as defined herein) evidencing the Depositary Shares will be issued in book-entry form and represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for
                                            DTC.

Unit Agreement; Unit Agent................  The Units will be issued under the Unit Agreement to be dated as of
                                                       , 1996 (the 'Unit Agreement'), between the Company and
                                            Chemical Bank, a New York banking corporation, as the agent for the
                                            Holders of Units and separated Purchase Contracts from time to time
                                            (together with any successor thereto in such capacity, the 'Unit
                                            Agent'). The Unit Agreement will not be qualified as an indenture under the Trust Indenture Act (as defined herein), and the Unit Agent will not be required to qualify as a trustee thereunder.

                                  RISK FACTORS


     Prospective purchasers of the Units should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:


HOLDERS WILL BE REQUIRED TO PURCHASE DEPOSITARY SHARES



     Pursuant to the Purchase Contract, the Company may require each Holder to purchase a Depositary Share on any Payment Date. Accordingly, each Unitholder must be prepared to purchase the Depositary Share for cash or instruct the Collateral Agent to present such Unitholder's related Preferred Security to the Trust for repayment. A failure to deliver cash or provide instructions to the Collateral Agent will be deemed to be an election to effect a Collateral Settlement by the Unitholder. A Holder of a separated Purchase Contract will be required to purchase the Depositary Share from the proceeds of the related Eligible Collateral. Thus, following the settlement of the Purchase Contract, a Unitholder who does not elect to effect a Cash Settlement will own a Depositary Share rather than a beneficial interest in a pledged Preferred Security, and a Holder of a separated Purchase Contract will own a Depositary Share rather than a beneficial interest in Eligible Collateral, and the market value of the Depositary Share may be materially different than the value of the Preferred Security or Eligible Collateral. Moreover, prospective purchasers should consider that upon a Collateral Settlement of a Purchase Contract, a Unitholder will effectively exchange the Preferred Security of the Trust, whose assets consist of the Subordinated Debt Securities, for a Depositary Share representing a one-twentieth interest in a share of Series F Preferred Stock, which will be subordinated in right of payment to all existing and future indebtedness of the Company.



NO ADJUSTMENT OF DIVIDEND ON SERIES F PREFERRED STOCK



     Prospective purchasers should consider the fact that the dividend rate of the Series F Preferred Stock will not be adjusted to reflect subsequent changes in interest rates or the financial condition of the Company. Accordingly, the market value of a Depositary Share on a Purchase Date may be more or less than $25, the purchase price of a Depositary Share.



NO RELATIONSHIP BETWEEN EVENTS OF DEFAULT WITH RESPECT TO SUBORDINATED DEBT SECURITIES OR PREFERRED SECURITIES AND OBLIGATIONS UNDER PURCHASE CONTRACTS



     The obligation of a Holder under a Purchase Contract to purchase a Depositary Share will not be terminated or otherwise affected by the occurrence and continuance of an Event of Default (as defined herein) with respect to

Subordinated Debt Securities or a Declaration Event of Default (as defined herein) with respect to the Preferred Securities. The Purchase Contracts will terminate, however, if the Company redeems the Subordinated Debt Securities or, in certain circumstances, the Preferred Securities are not repaid at the Stated Purchase Date (as defined herein). See 'Description of the Units--Description of the Purchase Contracts--Termination.'



TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION; OPTIONAL DISTRIBUTION



     Upon the occurrence of a Tax Event, an Investment Company Event or an Optional Distribution (as defined herein), the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that the Subordinated Debt Securities will be distributed to the holders of the Trust Securities. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Subordinated Debt Securities, in whole (but not in part), in which event the Trust will redeem Trust Securities on a pro rata basis to the same extent as the Subordinated Debt Securities are redeemed. See 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'



     Under current United States Federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities, including the Collateral Agent. Upon occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders, provided, however, that the initial Holders of the related Units should not recognize gain or loss because such Holders' tax basis in the Preferred Securities will equal the amount of cash received. See 'United States Federal Income Taxation--U.S. Holders--Redemption of Preferred Securities and Cancellation of Purchase Contract.'



     There can be no assurance as to the impact on the market price for the Units of a distribution of the Subordinated Debt Securities in exchange for Preferred Securities upon a dissolution or liquidation of the Trust. Because the Units will consist of Subordinated Debt Securities and related Purchase Contracts upon the occurrence of an Investment Company Event, an Optional Distribution or, in certain circumstances, a Tax Event or liquidation of the Trust, prospective purchasers of Units are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein. See 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution' and 'Description of the Subordinated Debt Securities--General.'



UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF UNIT AGENT



     Although the Preferred Securities constituting a part of the Units will be issued pursuant to a Declaration (as defined herein) qualified under the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), the Unit Agreement will not be qualified as an indenture under the Trust Indenture Act, and the Unit Agent will not be required to qualify as a trustee thereunder. Accordingly, Holders will not have the benefit of the protection of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for 'conflicting interests' as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under the indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Unit Agreement, the Unit Agent will not be required to resign as agent in the event of a 'conflicting interest,' will not be obligated to establish a separate account for the benefit of Holders in the case of a credit relationship with the Company at the time of a default under the Unit Agreement and will not be required to furnish any annual reports. With respect to the Preferred Security, a Unitholder, as the holder of an underlying Preferred Security, will have the protections of the Declaration, which will be qualified under the Trust Indenture Act.


ABSENCE OF TRADING MARKET; SEPARATION OF UNITS

     There is no existing trading market for the Units and there can be no assurance as to the liquidity of any such market that may develop, the ability of the Unitholders to sell such securities, the price at which the Unitholders would be able to sell such securities or whether a trading market, if it develops, will continue. If such a market were to exist, the Units could trade at prices higher or lower than their initial offering amount, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of the Company. Unless or until a significant number of Preferred Securities are separated from the Units there will be no market for the Preferred Securities. The Preferred Securities will not be listed on any securities exchange, and, regardless of a listing or lack thereof, the same considerations referred to above would be equally applicable to the Preferred Securities. In addition, upon such separation, the separated Purchase Contract will be nontransferable without the prior written consent of the Company. Holders should carefully consider the likely illiquidity of the Preferred Securities and Purchase Contracts prior to making an election to separate. See 'Description of the Units.'

     Application will be made to list the Depositary Shares on the NYSE. The Series F Preferred Stock will not be listed on an exchange and the Company does not expect that there will be any trading market for the Series F Preferred Stock except as represented by the Depositary Shares.

LIMITED VOTING RIGHTS


     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the Company as holder of the Common Securities. See 'Description of the Preferred Securities--Voting Rights.'


RIGHTS UNDER THE GUARANTEE


     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Unit Agent will act as the Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.



     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and upaid distributions, with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, (iii) the amount payable with respect to any Preferred Securities presented for repayment by the holders thereof to the extent the Trust has funds available therefor and (iv) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or a redemption or repayment of all the Preferred Securities), the lesser of (a) the aggregate of the Stated Amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against the

Company to enforce such holder's rights to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption or repayment of the Preferred Securities or otherwise, and in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Subordinated Debt Securities or (ii) by such holder of its rights against the Company to enforce payments on the Subordinated Debt Securities. See 'Description of the Guarantee' and 'Description of the Subordinated Debt Securities.' The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination thereof, and the Indenture.



EFFECT OF PROPOSED CHANGES IN TAX LAWS



     The Clinton Administration has proposed a number of statutory changes in the Federal income tax rules concerning debt and equity. Under one such proposal, debt with a maximum maturity of more than 20 years that is not shown as debt on the applicable balance sheet of the issuer would be recharacterized as equity of the issuer, with the result that interest would be non-deductible to the issuer. Under another proposal, no interest deduction would be allowed to the issuer on debt that is payable in equity of the issuer. These proposals would generally apply to all debt issued on or after December 7, 1995. The first proposal would, and the second proposal might, apply to the Subordinated Debt Securities. If either proposal did apply, a Tax Event would occur.



     However, the Chairmen of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of 'appropriate Congressional action'. No such Congressional action has yet occurred or is expected to occur prior to the issuance of the Units. Nevertheless, no assurance can be given that a Tax Event will not occur.


NON-U.S. HOLDERS


     A Non-U.S. Holder (as defined herein) will be subject to U.S. withholding tax with respect to any Contract Fee payments, as well as dividends on the Depositary Shares, at a rate of 30% unless an applicable income tax treaty provides a lower rate. Individual Non-U.S. Holders of Units, Purchase Contracts or Depositary Shares would also be potentially subject to U.S. estate tax. See 'United States Federal Income Taxation--Non-U.S. Holders.'

                                  SALOMON INC

     Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ('Salomon Brothers'), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities are conducted by the Company's wholly-owned subsidiary, Phibro Inc., and its subsidiaries. Oil refining and gathering activities are conducted by Basis Petroleum, Inc. At March 31, 1996, the Company employed 8,365 people.


     The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                              RECENT DEVELOPMENTS

     On April 23, 1996, the Company announced first quarter 1996 net income of $276 million, compared to net income of $81 million in the same period a year ago. Fully diluted earnings per share were $2.21 and $0.59 for the three month periods ended March 31, 1996 and 1995, respectively. Book value per common share was $37.98 at March 31, 1996.


                              ACCOUNTING TREATMENT



     The financial statements of SI Financing Trust I will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as "company obligated mandatorily redeemable preferred securities of SI
Financing Trust I, holding solely $     principal amount of   % Subordinated
Debt Securities due          , 2026 of Salomon Inc." Under current generally
accepted accounting principles, the Purchase Contracts will not be recorded on the Company's consolidated balance sheet but will be disclosed in the footnotes to the financial statements. See 'Ratio of Earnings to Fixed Charges.'

                                USE OF PROCEEDS

     The proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for each of the years 1995, 1994, 1993, 1992 and 1991.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                             ---------------------------------------
                                                                             1995    1994       1993    1992    1991
                                                                             ----    ----       ----    ----    ----
Ratio of Earnings of Fixed Charges........................................   1.12    0.83(1)    1.32    1.25    1.16
Ratio of Earnings to Fixed Charges and Preferred Dividends................   1.10    0.81(1)    1.30    1.21    1.14

- ------------------
(1) For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges, including preferred dividends. The amount by which fixed charges exceeded earnings as defined for the year ended December 31, 1994 was $834 million. The amount by which fixed charges, including preferred dividends, exceeded earnings as defined for the year ended December 31, 1994 was $963 million.

     Such ratios were calculated by dividing fixed charges and tax equivalent preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges consist largely of interest expense, including capitalized interest, and a portion of rental expense representative of the interest factor. Tax equivalent preferred dividends represent the pretax earnings necessary to cover preferred stock dividend requirements, assuming such earnings are taxed at the Company's consolidated effective income tax rate.


                              SI FINANCING TRUST I



     SI Financing Trust I is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as sponsor (the 'Sponsor'), and the trustees of the Trust (the 'Company Trustees') and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the 'Declaration'), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, upon issuance of the Preferred Securities. The Declaration will be qualified under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 35 years, but may terminate earlier as provided in the Declaration.



     Pursuant to the Declaration, the number of the Company Trustees will initially be five. Three of the Company Trustees will be persons who are employees or officers of the Company or affiliates of the Company (the 'Regular Trustees'). The fourth Company Trustee will be an entity that maintains its principal place of business in the state of Delaware (the 'Delaware Trustee'). Initially, Chemical Bank Delaware, a Delaware banking corporation, will be the Delaware Trustee. The fifth Company Trustee will be a financial institution that is unaffiliated with the Company and will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the 'Property Trustee'). Initially, Chemical Bank, a New York banking corporation, an affiliate of the Delaware Trustee, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Chemical Bank will act as indenture trustee under the Guarantee (the 'Guarantee Trustee'). In addition, Chemical Bank will act as the Unit Agent under the Unit Agreement.



     The Property Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers, and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the 'Property Account') to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption, repayment and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Company Trustee and to increase or decrease the number of Company Trustees; provided that, (i) the number of Company Trustees shall be at least three and (ii) at least two shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust, the offering of the Trust Securities and the issuance of the Subordinated Debt Securities. See 'Description of the Subordinated Debt Securities--Miscellaneous.'



     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the 'Trust Act') and the Trust Indenture Act. See 'Description of the Preferred Securities.'

                            DESCRIPTION OF THE UNITS

     The description of certain provisions of the Unit Agreement, the Pledge Agreement, the Units and the Purchase Contracts does not purport to be complete and is qualified in its entirety by reference to the Unit Agreement, the Pledge Agreement, the Units and the Purchase Contracts, forms of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     Each Unit will consist of (i) a Preferred Security of the Trust and (ii) a
related Purchase Contract requiring the purchase on             , 2021 (or
earlier as described below) of one Depositary Share representing a one-twentieth interest in a share of Series F Preferred Stock of the Company at a purchase price of $25 per Depositary Share. A Unitholder may cause a Preferred Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary Share under the Purchase Contract.



     Each Unit will entitle the holder thereof to receive   % of the Stated
Amount per annum (equivalent to $            per annum), consisting of (i)   %
per annum of the Stated Amount in distributions on the related Preferred
Security and (ii)   % per annum of the Stated Amount in fees payable in respect of the related Purchase Contract ('Contract Fees'). Distributions on the Preferred Securities and Contract Fees will accrue from the date of original issuance of the Units and will be payable quarterly in arrears on each Payment
Date, commencing             , 1996. In addition, each Unit will entitle the
holder thereof to all other proportional rights and preferences of the Preferred Securities (including voting, redemption, repayment and liquidation rights).


     Each Depositary Share will entitle the holder thereof to all proportional rights and preferences of the Series F Preferred Stock (including dividend, voting, redemption and liquidation rights). The proportionate liquidation preference of each Depositary Share will be $25. See 'Description of the Depositary Shares.' Dividends on the Series F Preferred Stock will be cumulative from the date of issue and will be payable quarterly on
each Payment Date at the rate of   % per annum (equivalent to $            per
annum per Depositary Share). See 'Description of the Depositary Shares--Dividends and Other Distributions.' The Series F Preferred Stock will be redeemable at the option of the Company at any time on or after the later of

            , 2001 or the date of issue, in whole or in part, at a redemption price of $500 per share (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends to the redemption date.

     Each Preferred Security will represent a preferred undivided beneficial interest in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Subordinated Debt Securities of the Company. The distribution rate and the payment dates for the Preferred Securities will correspond to the interest rate and the payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. See 'Description of the Preferred Securities' and 'Description of the Subordinated Debt Securities.'


     The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust at any time at the option of the Company or upon the occurrence of certain events. In the event the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, a Unit will thereafter consist of a Subordinated Debt Security and a related Purchase Contract and a Unitholder may cause such Subordinated Debt Security to be repaid and the proceeds thereof to be used to pay the purchase price of a Depositary Share under the Purchase Contract.



     The Subordinated Debt Securities will be redeemable at the option of the
Company, in whole (but not in part), on or after                , 2001 on any
Payment Date; provided, however, that after the settlement date for the Purchase Contracts, the right of the Company to redeem any Subordinated Debt Securities that remain outstanding will be postponed or suspended until the fifth anniversary of such date. If the Company redeems the Subordinated Debt Securities, the Trust must redeem the Trust Securities at the Redemption Price and any outstanding Purchase Contracts will terminate. Any Preferred Securities not previously redeemed will be redeemed upon maturity of the Subordinated Debt Securities. See 'Description of the Preferred Securities--Mandatory Redemption.' In addition, upon the occurrence of a Tax Event or Investment Company Event (as defined herein), unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust will be dissolved with the result that the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities and Common Securities, on a pro rata basis, in lieu of any cash distribution. In certain circumstances in the case of a Tax Event, the Company will have the right to redeem the Subordinated Debt Securities, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis and the termination of any outstanding Purchase Contracts. See 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'


     In the event of the liquidation of the Trust, either (i) the holders of the Preferred Securities will be entitled to receive for each Preferred Security the Stated Amount plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment and any outstanding Purchase Contracts will terminate or (ii) the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities. See 'Description of the Preferred Securities--Liquidation Distribution Upon Dissolution.'


     The payment of distributions out of money held by the Trust, and payments upon redemption or repayment of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under 'Description of the Guarantee.' The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.



     The Preferred Securities initially will be pledged with the Collateral Agent for the Company to secure the obligation of Unitholders to purchase the Depositary Shares under the Purchase Contracts. A Preferred Security may be separated from the related Purchase Contract prior to the settlement of the Purchase Contract at the option of a Unitholder by the delivery of Eligible Collateral having an aggregate principal amount equal to the Stated Amount of such Preferred Security to the Collateral Agent. See '--Separation of Preferred Security from the related Purchase Contract.' The Eligible Collateral will be pledged with the Collateral Agent as substitute collateral to secure such Unitholder's obligation under the separated Purchase Contract (pledged Preferred Securities and Eligible Collateral are, collectively, the 'Collateral'). Upon separation of the Preferred Security from a Unit, the Unit will cease to be outstanding and the Preferred Security will be released to the Holder of the separated Purchase Contract. Thereafter, the separated Purchase Contract will be nontransferable without the prior written consent of the Company. The Collateral Agent will pay directly to Holders of separated Purchase Contracts any distributions received on the Eligible Collateral, and if at any time the aggregate principal amount at maturity of the Holder's Eligible Collateral exceeds the required principal amount of Eligible Collateral, such excess amount will be released to the Holder at the Holder's request.
See '--Reinvestment of Eligible Collateral' and '--Distributions on Collateral.' A Holder of a separated Purchase Contract may reestablish prior to the settlement of the Purchase Contract a transferable Unit consisting of a Preferred Security and a related Purchase Contract by delivering a Preferred Security to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount.


     The Company may, at its option, accelerate, in whole (but not in part), the settlement of the Purchase Contracts to any Payment Date. See '--Description of the Purchase Contracts--Acceleration of Purchase.'


     A Unitholder may settle a Purchase Contract by instructing the Collateral Agent to present the related Preferred Security to the Trust for repayment and to apply $25 of the proceeds therefrom in satisfaction of the Purchase Contract (a 'Collateral Settlement') or by delivering $25 in cash to the Collateral Agent (a 'Cash Settlement'), provided that failure to provide instructions or deliver cash will be deemed to be an election to effect a Collateral Settlement. To the extent a Unitholder effects a Cash Settlement, the related Preferred Security will be released to the Unitholder. A Holder of a separated Purchase Contract will be required to settle the Purchase Contract from the proceeds of the related Eligible Collateral. See '--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'



     Holders of Preferred Securities that have been separated from Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the Business Day immediately prior to the settlement date for the Purchase Contracts.



     Holders of Preferred Securities that remain outstanding after an accelerated settlement date for the Purchase Contracts will have the right to require the Trust to repay such Preferred Securities on the fifth anniversary of such date. See 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'



     Application will be made to list the Units on the NYSE under the symbol 'SBPrG'. Prior to this offering there has been no public market for the Units. In the event the Preferred Security is separated from the related Purchase Contract, the resulting separated Purchase Contract will not be tradable on the NYSE. The Preferred Securities will not be listed or traded on any securities exchange, and unless and until a significant number of Preferred Securities are separated from the related Purchase Contracts, there will be no market for the Preferred Securities and even then there is not expected to be a market for Preferred Securities separate from the Units. Application will be made to list the Depositary Shares on the NYSE. The Series F Preferred Stock will not be listed and the Company does not expect that there will be any trading market for the Series F Preferred Stock except as represented by the Depositary Shares.


     Units and Preferred Securities will be issued in book-entry form and represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC. Separated Purchase Contracts secured by Eligible Collateral will be represented by a certificate or certificates that will be in definitive form only. See '--Separation of Preferred Security from the related Purchase Contract' and '--Book-Entry System.' It is expected that Depositary Receipts evidencing the Depositary Shares will be issued in book-entry form and represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC.



     The Units will be issued under the Unit Agreement to be dated as of
            , 1996, between the Company and the Unit Agent. The Unit Agreement will not be qualified as an indenture under the Trust Indenture Act, and the Unit Agent will not be required to qualify as a trustee thereunder.


DESCRIPTION OF THE PURCHASE CONTRACTS

General

     Each Purchase Contract will obligate the Holder to purchase, and the
Company to sell, on             , 2021 (the 'Stated Purchase Date') (or earlier
as described below), one Depositary Share evidencing ownership of a one-twentieth interest in a share of Series F Preferred Stock, at a purchase price of $25 per Depositary Share (the 'Purchase Price'). Prior to the purchase of Depositary Shares pursuant to the Purchase Contracts, Holders will not be shareholders of the Company or have any of the rights and privileges of a shareholder. Certain rights and obligations of the Company and the Holders under the Purchase Contracts are subject to termination in certain circumstances. See '--Termination.' If the Stated Purchase Date is not a Business Day, such Stated Purchase Date shall be the immediately preceding Business Day. 'Business Day' means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

     Each Holder will, under the terms of the Unit Agreement, the Units and the Purchase Contracts, be deemed to have irrevocably (i) agreed to be bound by the terms of the Purchase Contracts and Pledge Agreement for so long as such Holder remains a Holder, (ii) appointed the Unit Agent as such Holder's attorney-in-fact to enter into and perform the Purchase Contracts and Pledge Agreement on behalf of and in the name of such Holder and (iii) pledged the Preferred Security or Eligible Collateral, agreed to the terms of the Pledge Agreement and authorized the Unit Agent to enter into the Pledge Agreement on each Holder's behalf.

Acceleration of Purchase

     The Company may, at its option, in whole (but not in part), on not less than 45 nor more than 60 days' notice, accelerate the obligation of the Holders to purchase, and the Company to sell, on the next succeeding Payment Date (such Payment Date, an 'Early Purchase Date' and, together with the Stated Purchase Date, a 'Purchase Date'), one Depositary Share per Purchase Contract. Any acceleration notice may be canceled if the Company gives written notice of such cancellation to the Unit Agent and the Holders on or before the twentieth day immediately prior to the applicable Early Purchase Date. In addition, in certain circumstances, an acceleration may be rescinded. See '--Payment of Purchase

Price; Delivery of Depositary Shares.' If an Early Purchase Date is not a Business Day, such Early Purchase Date shall be the immediately preceding Business Day.

     The cancellation or rescission of any notice of acceleration will not prevent the Company from giving notice of an acceleration at a later date.

Contract Fees

     The Company is obligated, under the terms of each Purchase Contract, to pay
Contract Fees in respect thereof equal to   % per annum of the Stated Amount.
The Contract Fees will be payable quarterly on each Payment Date, commencing
            , 1996, to the persons in whose names the related Units or separated Purchase Contracts are registered at the close of business on the fifteenth day immediately preceding such Payment Date. Contract Fees payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If a Payment Date falls on a day that is not a Business Day, the Contract Fee may be paid on the next succeeding Business Day, and no additional amounts will accrue as a result of such delayed payment, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date. The Contract Fee with respect to any Purchase Contract will cease to be payable in respect of any period after the Purchase Date (or in the case of a Put Default (as defined herein) the Delayed Purchase Date (as defined herein)) or, if earlier, in respect of any period after termination of the Purchase Contract. The failure by the Company to pay the Contract Fees on any Payment Date will result in the termination of the Purchase Contracts if such failure shall continue for a period of more than 30 days following such Payment Date without being remedied.

Payment of Purchase Price; Delivery of Depositary Shares

     Under the terms of the Unit Agreement, on the Purchase Date a Unitholder may pay for the Depositary Share to be issued under the related Purchase Contract by effecting a Cash Settlement or a Collateral Settlement.


     A Unitholder may effect a 'Cash Settlement' of a Purchase Contract by (a) providing the Collateral Agent with notice of its election to effect a Cash Settlement not less than 10 nor more than 30 days prior to the Purchase Date and
(b) making a payment of the Purchase Price to the Collateral Agent prior to 9:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date by check or wire transfer in immediately available funds payable to or upon the order of the Company. Those funds will be invested immediately in overnight Federal funds and paid to the Company on the Purchase Date in settlement of the Purchase Contract. Any funds received by the Collateral Agent in respect of the interest earned from the investment in overnight Federal funds will be distributed to the Unit Agent for payment to the Unitholder. If a Unitholder properly effects a Cash Settlement of a Purchase Contract, the Unit with respect to such Purchase Contract will be canceled and the related Preferred Security will be released to the Unit Agent for the benefit of the Unitholder free and clear of any security interest of the Company.




     A Unitholder may effect a 'Collateral Settlement' of a Purchase Contract by giving an instruction to the Collateral Agent not less than 10 nor more than 30 days prior to the Purchase Date to present the related Preferred Security to the Trust for repayment on the Business Day immediately preceding the Purchase Date at the Stated Amount thereof plus any accrued and unpaid distributions thereon to the date of repayment (subject to the right of holders of record on the relevant record date to receive distributions due on a Payment Date) (the 'Repayment Price') and to apply $25 of the proceeds therefrom to the Purchase Contract held by the Unitholder. On such Business Day, the Property Trustee will, on behalf of the holders of Preferred Securities, including the Collateral Agent and holders of separated Preferred Securities, who have delivered such Preferred Securities to the Trust for repayment, present Subordinated Debt Securities in an aggregate principal amount equal to the Stated Amount of such Preferred Securities to the Company for immediate repayment on such Business Day at the Subordinated Debt Repayment Price (as defined herein). Upon repayment of such Subordinated Debt Securities, (a) the proceeds therefrom will be applied to repay the Preferred Securities at the Repayment Price and (b) the Property Trustee will (i) transfer to the Collateral Agent funds in an aggregate amount equal to the Repayment Price of the Preferred Securities pledged with the Collateral Agent and (ii) with respect to separated Preferred Securities, pay immediately the Repayment Price to the holders thereof. Any funds received by the Collateral Agent in respect of the repayment of the pledged Preferred Securities will be invested immediately in overnight Federal funds and paid to the Company on the Purchase Date in settlement of the related Purchase Contracts. Any funds received by the Collateral Agent (a) in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby or
(b) in respect of the interest earned from the investment in overnight Federal funds will be distributed to the Unit Agent for payment to the relevant Unitholders. In addition, if the rate of interest per annum paid on such
investment is less than   %, the Company shall make a distribution to the Unit
Agent for payment to the relevant Unitholders of an amount per Purchase Contract
equal to one day's interest on the Stated Amount at the rate of   % per annum
less the amount of interest actually earned from such investment per Purchase Contract.


     A Unitholder who does not make an effective Cash Settlement or deliver an instruction for a Collateral Settlement will be deemed to have elected a Collateral Settlement, and the Unitholder's Purchase Contract automatically will be settled accordingly.


     A Holder of a separated Purchase Contract will be required under the terms of the Unit Agreement to pay for the Depositary Share to be issued under the Purchase Contract from the proceeds of the related Eligible Collateral, which will be applied automatically by the Collateral Agent to the separated Purchase

Contract on the Purchase Date without receiving any instruction from the Holder of the separated Purchase Contract. During the 30 days immediately prior to the Purchase Date, the Collateral Agent will reinvest any maturing Eligible Collateral in instruments maturing no later than the Business Day immediately prior to the Purchase Date. On the Business Day immediately prior to the Purchase Date, the maturing Eligible Collateral will be invested in overnight Federal funds and paid to the Company on the Purchase Date in settlement of the related Purchase Contracts. In the event the sum of the proceeds from the related Eligible Collateral and the interest earned from the investment in overnight Federal funds is less than the aggregate Purchase Price of the Purchase Contracts being settled by the Holder thereof, the Collateral Agent will promptly notify the Holder of the amount of the shortfall, will settle the Holder's Purchase Contracts to the extent of available cash and will hold the resulting Depositary Receipts (as defined herein) evidencing Depositary Shares as collateral until the Holder makes a cash payment to the Collateral Agent by check or wire transfer in immediately available funds payable to or upon the order of the Company in the amount of such shortfall, whereupon the remaining Purchase Contracts will be settled and the Depositary Receipts will be released for delivery to the Holder. In the event the sum of the proceeds from the related Eligible Collateral and the interest earned from the investment in overnight Federal funds is in excess of such aggregate Purchase Price, such excess amount will be distributed by the Collateral Agent to the Holders of the related Purchase Contracts on the Purchase Date.


     Upon receiving a payment of the Purchase Price, the Company will be obligated to issue and deliver the Series F Preferred Stock to the Depositary (as defined herein), and Depositary Shares will be distributed to the Holders or their designees.


     If any of the Preferred Securities are presented by the Collateral Agent for repayment in connection with settlement of the related Purchase Contracts on an Early Purchase Date but are not repaid in accordance with their terms (a 'Put Default') and such Put Default shall continue for more than two Business Days (the 'Extension Period'), (a) the Company will not be entitled to accelerate the obligations of the Holders, (b) notice of any such acceleration will be rescinded and annulled automatically, (c) any payments deposited with the Collateral Agent to effect a Cash Settlement will be returned to the Unit Agent, for distribution to the relevant Unitholders, and (d) any proceeds received by the Collateral Agent from the Eligible Collateral will be reinvested in accordance with the written instructions of the Holders of the related separated Purchase Contracts or, in the absence of such instructions, to the extent possible, in the same type or types of Eligible Collateral originally deposited with the Collateral Agent. If a Put Default shall occur and continue for more than two Business Days in connection with a settlement of the related Purchase Contracts on the Stated Purchase Date, the Purchase Contracts will terminate. See '--Termination.' However, if such Preferred Securities are repaid at the Repayment Price on any day during the Extension Period, the Company and the Holders will be obligated to settle the Purchase Contracts on their original terms on the immediately following

Business Day (a 'Delayed Purchase Date'). During the Extension Period and until settlement on the Delayed Purchase Date, if any, any payments deposited with the Collateral Agent to effect a Cash Settlement and any proceeds received by the Collateral Agent from the Eligible Collateral or any repaid Preferred Securities shall be invested in overnight Federal funds for the account of the Holders.



     After the Purchase Date (or a related Delayed Purchase Date), the right of the Company to redeem any Subordinated Debt Securities that remain outstanding after such date will be postponed or suspended until the fifth anniversary of such date. In addition, if the Purchase Date (or a related Delayed Purchase
Date) is an Early Purchase Date, holders of Preferred Securities that remain outstanding after such date will have the right to require the Trust to repay such Preferred Securities on the fifth anniversary of such date. See 'Description of the Preferred Securities--Optional Redemption by the Company' and '--Repayment at the Option of the Holder' and 'Description of the Subordinated Debt Securities--Optional Redemption by the Company' and '--Repayment at the Option of the Holder.'


Termination


     Each Purchase Contract and the rights and obligations of the Company and of the Holders thereunder (including the right and obligation to purchase Depositary Shares) will terminate (i) upon the optional redemption by the Company of the Subordinated Debt Securities as described in 'Description of the Subordinated Debt Securities--Optional Redemption by the Company,' (ii) upon certain events of bankruptcy, insolvency or reorganization with respect to the Company, (iii) upon the occurrence of a Put Default that continues for more than two Business Days in connection with a settlement of the related Purchase Contracts at the Stated Purchase Date, (iv) upon default in the payment of any Contract Fee when it becomes due and payable and continuance of such default for more than 30 days or (v) upon the occurrence of a Liquidation Distribution (as defined herein) in connection with a liquidation of the Trust. See 'Description of the Preferred Securities--Liquidation Distribution Upon Dissolution.' Upon termination of the Purchase Contracts, the Collateral Agent will release the Collateral held by it from the security interest of the Company for distribution to the Holders. Any such termination will be without liability to the Holders or the Company.


     Except as described above, the obligation of a Holder under a Purchase Contract to purchase a Depositary Share will not be terminated or otherwise affected by the occurrence and continuance of an Event of Default with respect to the Subordinated Debt Securities or a Declaration Event of Default with respect to the Preferred Securities.


     Contract Fees with respect to any terminated Purchase Contracts will cease to accrue in respect of any period from and after the date of termination. The

Company's obligations to pay any accrued Contract Fees will be deemed fulfilled if the Company deposits with the Unit Agent funds necessary to pay such accrued Contract Fees, in trust with irrevocable instructions and authorization that such funds be delivered to the Holders of the Purchase Contracts.



VOTING RIGHTS OF UNITHOLDERS WITH RESPECT TO PREFERRED SECURITIES



     Under the terms of the Pledge Agreement, the Unit Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Preferred Securities pledged with the Collateral Agent. As soon as practicable after receipt of notice from the Collateral Agent of any meeting at which holders of the Preferred Securities which are part of the Units are entitled to vote or of notice of any solicitation of consents or request for waiver or other action by holders of the Preferred Securities which are part of the Units, the Unit Agent promptly will convey such notice or request to the Unitholders as of the record date for such meeting, consent, waiver or other action. Each such Unitholder will be entitled, subject to any applicable restrictions, to instruct the Unit Agent to vote the amount of Preferred Securities related to such Units. The Unit Agent will endeavor, insofar as practicable, to vote the amount of the related Preferred Securities in accordance with the instructions of the Unitholders as conveyed to the Unit Agent, and the Company and the Trust will agree to take all action which may be deemed necessary by the Unit Agent in order to enable the Unit Agent to do so. The Unit Agent will abstain from voting shares of the Preferred Securities which are part of the Units to the extent it does not receive specific instructions from the Holders of the related Units.

SEPARATION OF PREFERRED SECURITY FROM THE RELATED PURCHASE CONTRACT


     Unitholders may separate Preferred Securities from the related Purchase Contracts at any time on or prior to the 32nd day immediately preceding the Purchase Date by (a) depositing with the Collateral Agent (i) cash and/or (ii) U.S. Treasury Securities with a maturity of 30 days or less at the time of determination ('Eligible Collateral') having an aggregate principal amount equal to the Stated Amount of the Preferred Securities and (b) transferring the related Units to the Unit Agent. Upon such deposit and transfer, the Collateral Agent will effect the release of the Preferred Securities having a corresponding Stated Amount from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Unit Agent, which will (i) withdraw the related Units from DTC, (ii) transfer the Preferred Securities to the former Unitholders who deposited the related Eligible Collateral and (iii) deliver certificates in definitive form to such former Unitholders evidencing their separated Purchase Contracts. Units withdrawn from DTC will be canceled by the Unit Agent.



     Separated Purchase Contracts secured by Eligible Collateral will be nontransferable without the prior written consent of the Company and the certificates representing such Purchase Contracts will be in definitive form only and bear a legend in substantially the following form:

     THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE PURCHASE CONTRACTS EVIDENCED BY THIS CERTIFICATE, OR ANY INTEREST IN SUCH PURCHASE CONTRACTS, IS RESTRICTED BY THE TERMS OF THE UNIT AGREEMENT DATED
                 , 1996, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.


     A Holder of a separated Purchase Contract may at any time on or prior to the 32nd day immediately preceding the Purchase Date reestablish a transferable Unit consisting of the Purchase Contract and a Preferred Security by delivering a Preferred Security to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount and delivering the certificate evidencing the separated Purchase Contract to the Unit Agent. The Unit Agent will effect the reestablishment of the transferable Unit by depositing a Unit into DTC for the credit of such Holder (or its designee).


     Holders who elect to separate the Preferred Security from the related Purchase Contract shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent for the Eligible Collateral and the Company shall not be responsible for any such fees or expenses.

     Unless and until a significant number of underlying Preferred Securities are separated from the Units, there will be no market for the Preferred Securities. Even if a significant number of Preferred Securities are so separated, there can be no assurance that an active trading market will develop or be sustained. The Preferred Securities will not be listed on any securities exchange. Holders should carefully consider the likely illiquidity of the Preferred Securities prior to making any election to separate.


     Except as described above, a Preferred Security that secures a Purchase Contract is not separable therefrom and both components may be transferred only as a whole in the form of Units. Unitholders may separate Preferred Securities, and Holders of separated Purchase Contracts may reestablish Units, only in integral multiples of 400 Units.

REINVESTMENT OF ELIGIBLE COLLATERAL


     The Collateral Agent will reinvest the full amount of the proceeds of any maturing Eligible Collateral pledged by a Holder of the related Purchase Contracts in Eligible Collateral maturing on or before the Purchase Date in accordance with the specific instructions furnished in writing to the Collateral Agent by the Holder at least one Business Day in advance or, in the absence of any instructions, in the same type or types of Eligible Collateral originally deposited with the Collateral Agent, until the settlement or termination of such Purchase Contracts or the reestablishment of Units consisting of such Purchase Contracts and Preferred Securities.


     If at any time the aggregate principal amount at maturity of the Eligible Collateral pledged by a Holder exceeds the product of the Stated Amount and the number of related Purchase Contracts, the Holder may request the Collateral Agent to release such excess amount to the Holder free and clear of the Company's security interest therein, and the Collateral Agent will effect such release.

     Holders of separated Purchase Contracts will be responsible for any brokerage or other fees or expenses relating to the reinvestment or release of the related Eligible Collateral.

DISTRIBUTIONS ON COLLATERAL


     Upon receipt of cash distributions on the pledged Preferred Securities, the Collateral Agent will distribute the payments to the Unit Agent who will in turn distribute those payments to the persons in whose names the related Units are registered at the close of business on the Business Day immediately preceding the date of such distribution. Upon receipt of any interest or other cash distributions on the Eligible Collateral (other than the proceeds of any maturing Eligible Collateral), the Collateral Agent will distribute the payments directly to the Holders of the related Purchase Contracts, provided the aggregate principal amount at maturity of the Eligible Collateral pledged by such Holder is not less than the product of the Stated Amount and the number of the related Purchase Contracts.


PLEDGE AGREEMENT


     The Collateral will be pledged to the Collateral Agent, for the benefit of
the Company, pursuant to a pledge agreement, to be dated as of             ,
1996 (the 'Pledge Agreement'), to secure the obligations of the Holders to purchase Depositary Shares under the Purchase Contracts. The rights of the Holders to the Collateral will be subject to the Company's security interest therein created by the Pledge Agreement. No Collateral will be released by the Collateral Agent from the pledge arrangement except upon (i) the termination of the related Purchase Contracts, (ii) the effective Cash Settlement of the related Purchase Contracts, (iii) the deposit of Eligible Collateral by a Unitholder to separate a Preferred Security from the related Purchase Contract or (iv) the repledge of a Preferred Security by a Holder of a separated Purchase Contract to reestablish a transferable Unit. See '--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares,' '--Termination' and '--Separation of Preferred Security from the related

Purchase Contract.' Subject to such security interest and the terms of the Unit Agreement and the Pledge Agreement, each Unitholder will be entitled through the Unit Agent and the Collateral Agent to all the proportional rights and preferences of a Preferred Security (including distribution, voting, redemption, repayment and liquidation rights) and each Holder of a separated Purchase Contract will retain beneficial ownership of the Eligible Collateral pledged in respect of such Purchase Contracts (including the right to receive any distributions paid on such Eligible Collateral). See '--Voting Rights of Unitholders with respect to Preferred Securities' and '--Distributions on Collateral.' The Company will have no interest in the Collateral other than its security interest.

OTHER PLEDGE AND PAYMENT PROVISIONS


     In the event Subordinated Debt Securities are received by the Collateral Agent in respect of Preferred Securities held as Collateral upon the occurrence of a Tax Event, Investment Company Event, Optional Distribution (as defined herein) or liquidation of the Trust, the Subordinated Debt Securities will be held by the Collateral Agent to secure the obligations to purchase Depositary Shares under the related Purchase Contracts. Thereafter the Collateral Agent will have such rights and obligations with respect to the Subordinated Debt Securities that it had in respect of Preferred Securities. Among other things, the Collateral Agent will be obligated with respect to the Subordinated Debt Securities to present the Subordinated Debt Securities for repayment in connection with a Collateral Settlement, to receive and distribute interest payments to the Unit Agent for distribution to the Unitholders and to release the Subordinated Debt Securities upon delivery of Eligible Collateral, in each case, to the same extent as would have been required with respect to Preferred Securities. In the event of the redemption of the Subordinated Debt Securities as the result of a Tax Event or in connection with a liquidation, any cash or other property received by the Collateral Agent in respect of Preferred Securities held as Collateral will be distributed to the Unit Agent for distribution to the Unitholders, any Eligible Collateral held by it will be released to the Holders of separated Purchase Contracts and the Purchase Contracts will be terminated. See '--Description of the Purchase Contracts--Termination.'


CERTAIN PROVISIONS OF THE UNIT AGREEMENT AND THE PLEDGE AGREEMENT

Payment in Respect of Units and Separated Purchase Contracts; Delivery of Depositary Shares or Preferred Securities


     Payments on the Units in respect of distributions on the Preferred Securities and Contract Fees will be made to DTC, which shall credit the relevant accounts at DTC on the applicable Payment Dates. Payments on any separated Purchase Contracts in respect of Contract Fees will be payable at the office of the Unit Agent in the Borough of Manhattan, The City of New York, or, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the register for the related separated Purchase Contracts.


     Depositary Shares will be delivered, or, if the Purchase Contract is terminated, or a Unitholder elects to settle the Purchase Contract by making a cash payment to the Collateral Agent, the related Preferred Securities will be distributed in each case at the offices of the Unit Agent.

     The Unit Agent will have no obligation to invest or to pay interest on any amounts held by the Unit Agent pending distribution, except as described above.

     No service charge will be made to the Unitholder for any registration of transfer or exchange of the Units, except for any tax or other governmental charge incidental thereto.

Modification

     The Unit Agreement and the Pledge Agreement will contain provisions permitting the Company and the Unit Agent or Collateral Agent, as the case may be, with the consent of the Holders of not less than 66-2/3% of the combined number of the Units and separated Purchase Contracts at the time outstanding, to modify the terms of the Units, the Purchase Contracts, the Unit Agreement and the Pledge Agreement, except that no such modification may, without the consent of the Holder of each outstanding Unit or separated Purchase Contract affected thereby, (a) change any Payment Dates, (b) increase the amount or decrease the types of Collateral required to be pledged to secure a Holder's obligations under the Purchase Contracts, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral, (c) change the place or currency of payment or reduce any Contract Fees, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the amount of Depositary Shares purchasable under any Purchase Contract, increase the price to purchase Depositary Shares on settlement of Purchase Contracts or change the Stated Purchase Date, (f) reduce the above-stated percentage of outstanding Units and separated Purchase Contracts, the consent of whose Holders is required for the modification or amendment of the provisions of the Units, the Purchase Contracts, the Unit Agreement or the Pledge Agreement or (g) materially and adversely alter the rights of the holders of Preferred Securities.

Merger, Consolidation and Sales of Assets

     The Company will covenant in the Unit Agreement that it will not merge or consolidate with any other entity or sell, transfer or lease all or substantially all of its assets to another corporation unless the Company is the continuing corporation or the successor entity is a corporation organized under the laws of the United States of America or a state thereof ('Successor Corporation') and such Successor Corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Unit Agreement and the Pledge Agreement, and the Company or such Successor Corporation is not, immediately after such merger, consolidation, sale, transfer or lease, in default in the performance of any of its obligations thereunder. Under the terms of the Unit Agreement, in the case of any such consolidation, merger, sale, transfer or lease, unless the Purchase Contracts have been terminated (see 'Description of the Purchase Contracts--Termination'), each Holder of Units or separated Purchase Contracts then outstanding will have the right and the obligation to purchase on the Purchase Date, either directly or through the purchase of depositary shares, the same number of shares of preferred stock of the Successor Corporation, with substantially the same preferences, rights and powers as the Series F Preferred Stock, as such Holder would have purchased if a Purchase Date with respect to such Purchase Contracts had occurred immediately prior to such consolidation, merger, sale, transfer or lease. If, however, the Successor Corporation does not have publicly held equity securities outstanding but is a direct or indirect subsidiary of a corporation that does, then, at the election of the Successor Corporation, the preferred stock may be preferred stock of any such publicly held parent.

Title

     The Company, the Unit Agent and the Collateral Agent may treat the registered owner of any Unit or separated Purchase Contract as the absolute owner thereof for the purpose of making payment and settling the Purchase Contracts and for all other purposes.

Governing Law

     The Unit Agreement, the Pledge Agreement, the Units and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Unit Agent


     Chemical Bank, a New York banking corporation, will be the Unit Agent. The Unit Agent will act as the agent for the holders of Units and separated Purchase Contracts from time to time. The Unit Agreement will not obligate the Unit Agent to exercise any discretionary actions in connection with a default under the terms of the Units, the Unit Agreement or the Preferred Securities. The Unit Agent also serves as the Property Trustee and the Guarantee Trustee.


     The Unit Agreement will contain provisions limiting the liability of the Unit Agent. The Unit Agreement will contain provisions under which the Unit Agent may resign or be replaced. Such resignation or replacement would be effective upon appointment of a successor.

Information Concerning the Collateral Agent


     The Bank of New York will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the Holders except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

Miscellaneous

     The Unit Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the Units, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Unit Agent of the rights of the Unitholders; provided, however, that holders who elect to separate the Preferred Security from the related Purchase Contract shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent for the Eligible Collateral, and the Company shall not be responsible for any such fees or expenses. See '--Separation of Preferred Security from the related Purchase Contract.'

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Units by tender, in the open market or by private agreement.

BOOK-ENTRY SYSTEM

     DTC will act as securities depositary for Units. Those Units deposited with DTC (the 'Global Units') will be represented by one or more certificates issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee).

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Units as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ('Participants') deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the 'NASD'). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Global Units within the DTC system must be made by or through Participants, which will receive a credit for Global Units on DTC's records. The ownership interest of each actual purchaser of Global Units (the 'Beneficial Owner') is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Global Units. Transfers of ownership interests in the Global Units are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Units, except in the event that use of the book-entry system for Global Units is discontinued.

     To facilitate subsequent transfers, all Global Units deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Units with DTC and their registration in the name of Cede & Co. effect no change in beneficial interest. DTC has no knowledge of the actual Beneficial Owners of the Global Units; DTC's records reflect only the identity of the Participants to whose accounts such Global Units are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC or its nominee is the registered owner or holder of a Global Unit, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Units represented thereby for all purposes under the Unit Agreement and the Units. No beneficial owner of an interest in a Global Unit will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Unit Agreement.

     Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Unit in a definitive form, for any reason, including to sell Units to persons in states which require such delivery of such Units or to pledge such Units, such holder must transfer its interest in the Global Unit in accordance with the normal procedures of DTC and the procedures set forth in the Unit Agreement.


     DTC has advised the Unit Agent that it will take any action permitted to be taken by a Unitholder only at the direction of one or more Participants to whose account the DTC interests in the Global Units are certified and only in respect of such portion of the aggregate number of Units as to which such Participant or Participants has or have given such direction. However, if there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, DTC will exchange the Global Units for Units in definitive form, which it will distribute to its Participants.


     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Global Units is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Global Units. Under its usual procedures, DTC would mail an Omnibus Proxy to the Unit Agent as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Global Units are credited on the record date (identified in a listing attached to the Omnibus Proxy).


     Payments on the Global Units held in book-entry form in respect of distributions on Preferred Securities and Contract Fees will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in 'street name,' and such payments will be the responsibility of such Participants and Indirect Participants and not of DTC or the Unit Agent, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payments of Contract Fees and distributions on Preferred Securities to DTC are the responsibility of the Unit Agent; disbursement of such payments to Participants is the responsibility of DTC; and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.


     Except as provided herein, a Beneficial Owner in a global certificate representing the Global Units will not be entitled to receive physical delivery of Global Units. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Global Units.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Units among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Unit Agent will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Global Units at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, Global Units certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Global Units. In that event, certificates for Global Units will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

LISTING


     Application will be made to list the Units on the NYSE under the symbol 'SBPrG'.


                    DESCRIPTION OF THE PREFERRED SECURITIES


     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Chemical Bank, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.


GENERAL


     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption or repayment of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under 'Description of the Guarantee.' The Guarantee will be held by Chemical Bank, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action (as defined herein). See 'Description of the Preferred Securities--Voting Rights' and '--Declaration Events of Default.'



     The procedures whereby Unitholders may exercise voting rights under the Declaration are described under '--Book-Entry Only Issuance' and 'Description of the Units--Voting Rights of Unitholders with respect to Preferred Securities.'

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of       % of the Stated Amount of $25 per Preferred Security. Distributions in
arrears for more than one quarter will bear interest thereon at the rate per
annum of       % thereof compounded quarterly. The term 'distribution' as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue
from         , 1996, and will be payable quarterly in arrears on each Payment
Date commencing             , 1996, when, as and if available for payment.
Distributions will be made by the Property Trustee, except as otherwise described below.


     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See 'Description of the Subordinated Debt Securities.' The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under 'Description of the Guarantees.'


     Distributions payable on any Payment Date on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the fifteenth day immediately preceding such Payment Date. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Payment Date.


REPAYMENT AT THE OPTION OF THE HOLDER



     Each holder of Preferred Securities, including the Collateral Agent, will have the right to require the Trust to repay all or a portion of the Preferred Securities owned or pledged with such holder (the 'Put Option') on the Business Day immediately preceding the Purchase Date (or the related Delayed Purchase
Date) (the 'Initial Put Option Exercise Date') at the Repayment Price and will be paid by the Trust in immediately available funds, subject to certain conditions. In addition, after the settlement of the Purchase Contracts on an Early Purchase Date (or a related Delayed Purchase Date), holders of Preferred Securities that remain outstanding after such date will have a Put Option with respect to the Preferred Securities owned by such holder on the fifth anniversary of such date (the 'Fifth Anniversary Put Option Exercise Date' and, together with the Initial Put Option Exercise Date, the 'Put Option Exercise Date') at the Repayment Price.



     The Trust will obtain the funds to pay the Repayment Price of the Preferred Securities being repaid under the Put Option by presenting to the Company, pursuant to the Trust's right under the Subordinated Debt Securities to require the Company to repay all or a portion of the Subordinated Debt Securities on the Put Option Exercise Date, Subordinated Debt Securities in an aggregate principal amount equal to the Stated Amount of such Preferred Securities for repayment on the Put Option Exercise Date at the Repayment Price.



     In order for the Preferred Securities to be repaid on the Put Option Exercise Date, the Trust must receive at the office or agency of the Property Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, either (i) not less than 10 nor more than 30 days prior to the Initial Put Option Exercise Date or (ii) not less than 30 nor more than 60 days prior to the Fifth Anniversary Put Option Exercise Date, the Preferred Securities to be repaid with the form entitled 'Option to Elect Repayment' on the reverse thereof or otherwise accompanying such Preferred Security duly completed. Any such notice received by the Trust will be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Preferred Securities for repayment will be determined by the Trust, whose determination will be final and binding. Notwithstanding the foregoing, so long as the holder of the Preferred Securities presented for repayment is the Collateral Agent, such Preferred Securities may be received at such office or agency of the Property Trustee at any time prior to 10:00 a.m.,

New York City time, on the Put Option Exercise Date and in the form and manner as may be designated by the Collateral Agent.


     The Trust will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act if required and will file
Schedule 13E-4 or any other schedule if required thereunder.


     Payment of the Repayment Price to holders of Preferred Securities will be made through the Property Trustee, provided that the Company has paid the Property Trustee a sufficient amount of cash in connection with the related repayment of the Subordinated Debt Securities. Notwithstanding the foregoing, so long as the holder of any Preferred Securities presented for repayment is the Collateral Agent, the payment of the Repayment Price in respect of such Preferred Securities will be made no later than 1:00 p.m., New York City time, on the Put Option Exercise Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent. If the Property Trustee holds immediately available funds sufficient to pay the Repayment Price of the Preferred Securities presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Preferred Securities will cease to be outstanding and distributions thereon will cease to accrue, whether or not Preferred Securities are delivered to the Property Trustee, and all other rights of the holder in respect of the Preferred Securities will terminate and lapse (other than the right to receive the Repayment Price, but without interest on such Repayment Price). Neither the Regular Trustees nor the Trust will be required to register or cause to be registered the transfer of any Preferred Securities for which repayment has been elected. Except as described in the immediately following paragraph, if payment of the Repayment Price in respect of Preferred Securities is (i) improperly withheld or refused and not paid either by the Property Trustee or by the Company as guarantor pursuant to the Preferred Securities Guarantee, or (ii) not paid by the Property Trustee as the result of an Event of Default with respect to the Subordinated Debt Securities presented for repayment as described, distributions on such Preferred Securities will continue to accrue, from the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Repayment Price.



     If a Put Default shall occur and continue for more than two Business Days following an Initial Put Option Exercise Date, and the Purchase Date is an Early Purchase Date, then (a) any exercise of the optional right to elect repayment of the Preferred Securities on such Initial Put Option Exercise Date will be deemed rescinded and annulled automatically, (b) any presentation of the related Subordinated Debt Securities to the Company for repayment will be deemed rescinded and annulled automatically and (c) any payments received by the Property Trustee from the repayment of such Subordinated Debt Securities will be returned to the Company.



     The rescission or annulment of any exercise of the optional right to elect repayment of the Preferred Securities will not prevent holders of Preferred Securities from exercising such right at a later date.



OPTIONAL REDEMPTION BY THE COMPANY



     The Company is permitted to redeem the Subordinated Debt Securities, in
whole (but not in part), after                , 2001 upon not less than 30 nor
more than 60 days' notice on any Payment Date. See 'Description of the Subordinated Debt Securities--Optional Redemption by the Company.' Notwithstanding the foregoing, after a settlement of the Purchase Contracts on the Purchase Date (or a related Delayed Purchase Date), the right of the Company to redeem any Subordinated Debt Securities that remain outstanding after such date will be postponed or suspended until the fifth anniversary of such date. See 'Description of the Units--Description of the Purchase Contracts--Acceleration of Purchase.' Upon the redemption of the Subordinated Debt Securities in the manner described in this paragraph, the Trust will, to the extent of the proceeds of such redemption, redeem Preferred Securities and Common Securities at the Redemption Price.


MANDATORY REDEMPTION


     The Subordinated Debt Securities will mature on                , 2026. Upon
the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price.



TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION; OPTIONAL DISTRIBUTION


     If, at any time, a Tax Event shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a 'No Recognition Opinion'), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and
(ii) the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if (i) the Company has received an opinion (a 'Redemption Tax Opinion') of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debt Securities for United States Federal income tax purposes, even after the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole (but not in part) for cash at the Subordinated Debt Redemption Price within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust (a 'Tax Event Redemption') at the Redemption Price; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption. See 'Mandatory Redemption.'

     'Tax Event' means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a 'Dissolution Tax Opinion') to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust is or will be subject to United States Federal income tax with respect to interest accrued or received on the Subordinated Debt Securities, (ii) interest payable to the Trust on the Subordinated Debt Securities is or will not be deductible by the Company in whole or in part for United States Federal income tax purposes or (iii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of this

Prospectus.

     If an Investment Company Event shall occur and be continuing, the Company shall cause the Regular Trustees to liquidate the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Preferred Securities in liquidation of the Trust within 90 days following the occurrence of such Investment Company Event.


     'Investment Company Event' means that the Regular Trustees shall have obtained an opinion from independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the '1940 Act'), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a 'Change in 1940 Act Law'), there is more than an insubstantial risk that the Trust is or will be considered an investment company which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the original issue date of the Trust Securities.



     The Trust may be dissolved at any time at the option of the Company with the result that Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed as soon as practicable to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis (an 'Optional Distribution').



     The distribution by the Company of the Subordinated Debt Securities will effectively result in the cancellation of the Preferred Securities.


     After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution.

REDEMPTION PROCEDURES--OPTIONAL REDEMPTION BY THE COMPANY; MANDATORY REDEMPTION; TAX EVENT REDEMPTION

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.


     If the Trust gives notice of a redemption in respect of Preferred

Securities (which notice shall be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities as described under '--Optional Redemption by the Company,' '--Mandatory Redemption' or '--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution' above, then the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price to the holders of the Preferred Securities. If notice of such redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, the Preferred Securities will cease to be outstanding and distributions thereon will cease to accrue, and all other rights of the holder in respect of the Preferred Securities shall terminate and lapse (other than the right to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for such redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price for the redemption of the Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.


     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.



     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.



LIQUIDATION DISTRIBUTION UPON DISSOLUTION



     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the Stated Amount per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the 'Liquidation Distribution'), unless, in connection with such termination, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate Stated Amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities. If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis, provided that such amounts may be paid in any combination of cash, Subordinated Debt Securities or other property held by the Trust. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.



     Pursuant to the Declaration, the Trust will terminate on                ,
2031, or earlier upon (i) the bankruptcy of the Company, (ii) the filing of a certificate of dissolution or its equivalent with respect to the Company (except for permitted mergers, consolidations or reorganizations of the Company), the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company and expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) the entry of a decree of judicial dissolution of the Company or the Trust, (iv) the occurrence of a Tax Event or Investment Company Event followed by the distribution of the Subordinated Debt Securities, (v) the occurrence of an Optional Distribution or
(vi) the redemption or repayment of all the Trust Securities.


DECLARATION EVENTS OF DEFAULT


     An event of default under the Indenture (an 'Event of Default') constitutes an event of default under the Declaration with respect to the Trust Securities (a 'Declaration Event of Default'), provided that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities after a recordholder of Preferred Securities has made a written request, such holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of a redemption or repayment, the redemption date or repayment date, respectively), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate Stated Amount of the Preferred Securities of such holder (a 'Direct Action') on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.


     Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS


     Except as described herein, under the Trust Act, the Trust Indenture Act and 'Description of the Guarantee--Amendments and Assignment,' and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.



     The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debt Securities, (ii) waive any past Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities requiring the consent of the holders of the Subordinated Debt Securities; provided, however, that, where a consent or action under the Indenture would require the consent or act of more than a majority of the holders (a 'Super-Majority') affected thereby, only the holders of at least such

Super-Majority of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a record holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption or repayment, the redemption date or repayment date, respectively), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate Stated Amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes.


     In the event the consent of the Property Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the

Indenture or the Subordinated Debt Securities, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States Federal income tax the Trust will not be classified as other than a grantor trust.

     A waiver of an Event of Default will constitute a waiver of the corresponding Declaration Event of Default.



     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem or repay and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.


     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.


     Holders of the Preferred Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.


MODIFICATION OF THE DECLARATION


     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66-2/3% in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66-2/3% in liquidation amount of such class of securities.


     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States Federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an 'investment company' that is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The Trust may not consolidate, amalgamate, merge or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the 'Successor Securities'), so long as the Successor Securities rank the same as the Preferred Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debt Securities, (iii) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) or Units to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) such merger, consolidation, amalgamation or replacement does not result in a taxable event to any holders of Preferred Securities or Units or otherwise affect the Federal income tax consequences of any investment in the Preferred Securities or Units and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the

Successor Entity to be classified as other than a grantor trust for United States Federal income tax purposes.


BOOK-ENTRY ONLY ISSUANCE

     DTC will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued in the form of one or more global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, fully registered in the name of Cede & Co., and will be deposited with DTC. For a description of DTC and the specific terms of the depositary arrangements, see 'Description of the Units--Book-Entry System.' As of the date of this Prospectus, the descriptions herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Global Units apply in all material respects to any obligations represented by one or more global Preferred Securities certificates held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the global Preferred Securities certificates.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities only at the direction of one or more Participants to whose account the DTC interests in the global Preferred Securities certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the global Preferred Securities certificates for definitive ones, which it will distribute to its Participants.


     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.


     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent to vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (indentified in a listing attached to the Omnibus Proxy).



     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.


PAYMENT AND PAYING AGENCY



     Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates. The Paying Agent initially will be Chemical Bank.


INFORMATION CONCERNING THE PROPERTY TRUSTEE


     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as the Guarantee Trustee and the Unit Agent.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust so that the Trust will not be required to register as an 'investment company' under the 1940 Act or characterized as other than a grantor trust for United States Federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of the principal terms and provisions of the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Chemical Bank will act as indenture trustee under the Guarantee (the 'Guarantee Trustee') for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.


GENERAL


     Pursuant to the Guarantee, the Company irrevocably and unconditionally agrees, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by the Trust (the 'Guarantee Payments'), will be subject to the Guarantee (without duplication):
(i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent of funds of the Trust available therefor,
(ii) the amount payable upon redemption of the Preferred Securities, payable out of funds of the Trust available therefor with respect to any Preferred Securities called for redemption by the Trust, (iii) the amount payable with respect to any Preferred Securities presented for repayment by the holders thereof to the extent the Trust has funds available therefor, and (iv) upon a liquidation of the Trust (other than in connection with the distribution of the Subordinated Debt Securities to the holders of the Preferred Securities or the redemption or repayment of all the Preferred Securities), the lesser of (a) the aggregate of the Stated Amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent of funds of the Trust available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.



     The Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If the Company does not make interest payments on the Subordinated Debt Securities held by the Property Trustee, the Trust will not make distributions on the

Preferred Securities issued by the Trust and will not have funds available therefor. See 'Description of the Subordinated Debt Securities--Certain Covenants.' The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Preferred Securities.



     The Company has also agreed separately irrevocably and unconditionally to guarantee the obligations of the Trust with respect to the Common Securities (the 'Common Securities Guarantee') to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.



     The procedures whereby Unitholders may exercise voting rights under the Guarantee are described in 'Description of the Units--Voting Rights of Unitholders with respect to Preferred Securities.'


CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company has covenanted that, so long as any Preferred

Securities remain outstanding, if (i) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (ii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then the Company will not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Subordinated Debt Securities (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries).

AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under 'Description of the Preferred Securities--Voting Rights.' All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under 'Description of the Subordinated Debt Securities-- Merger, Consolidation or Sale of Assets,' the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 66-2/3% of the aggregate liquidation amount of the Preferred Securities then outstanding.


TERMINATION OF THE GUARANTEE


     The Guarantee will terminate as to each holder of Preferred Securities and be of no further force and effect upon (a) full payment of the amount payable upon redemption or repayment of such holder's Preferred Securities or (b) the distribution of Subordinated Debt Securities to the holders of all of the Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

EVENTS OF DEFAULT


     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its obligations thereunder for more than 30 days.



     The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.


STATUS OF THE GUARANTEE; SUBORDINATION

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. Upon the bankruptcy, liquidation or winding up of the Company, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).


INFORMATION CONCERNING THE GUARANTEE TRUSTEE


     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee also serves as the Property Trustee and the Unit Agent.


GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES


     Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The Subordinated Debt Securities are a series of debt securities to be issued under an Indenture dated as of December 1, 1988 (the 'Base Indenture') as supplemented from time to time and as supplemented by
the Third Supplemental Indenture dated as of       , 1996 between the Company
and Bankers Trust Company, a New York banking corporation, as trustee (the 'Indenture Trustee') (the 'Indenture'). The Indenture is qualified under the Trustee Indenture Act. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, a copy of which is filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act.


GENERAL


     The Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be in an aggregate principal amount equal to the sum of the aggregate Stated Amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities.


     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Additional Interest (as defined herein), if any, on
               , 2026.


     The Subordinated Debt Securities will initially be issued in certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in the City and State of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will be issued as a Global Security (as defined herein). Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary.



     The covenants contained in the Indenture and the Subordinated Debt Securities would not afford holders of Subordinated Debt Securities protection in the event of a highly leveraged or other similar transaction that may adversely affect such holders.


SUBORDINATION

     The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

     In addition, no payment of principal, premium, if any, or interest on the Subordinated Debt Securities may be made in the event and during the continuation of any default in payment of any

Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as 'event of default' is defined therein or in the agreement under which the same is outstanding.


     The term 'Senior Indebtedness' means, with respect to the Company, the following indebtedness or obligations, whether outstanding at the date of the Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities (as defined in the Indenture) and any appurtenant Coupons (as defined in the Indenture) that (i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as theretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.



     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of March 31, 1996, the aggregate principal amount of Senior Indebtedness outstanding was $96.1 billion, consisting of the following: $13.1 billion of term debt, $0.7 billion in commercial paper and $82.3 billion in other short-term borrowings.



REPAYMENT AT THE OPTION OF THE HOLDER



     The Property Trustee, as holder of the Subordinated Debt Securities, will have the right to require the Company to repay all or a portion of the Subordinated Debt Securities held by the Property Trustee (the 'Subordinated Debt Put Option') on the Initial Put Option Exercise Date at a repayment price of par plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the date of repayment (the 'Subordinated Debt Repayment Price') and will be paid by the Company in immediately available funds, subject to certain conditions. In addition, after the settlement of the Purchase Contracts on an Early Purchase Date (or a related Delayed Purchase
Date), the Property Trustee, as holder of any Subordinated Debt Securities that remain outstanding after such date, will have a Subordinated Debt Put Option with respect to Subordinated Debt Securities held by the Property Trustee on the Fifth Anniversary Put Option Exercise Date at the Subordinated Debt Repayment Price.




     In order for the Subordinated Debt Securities to be repaid on the Put Option Exercise Date, the Company must receive at the office or agency of the Indenture Trustee maintained for that purpose in the Borough of Manhattan, the City of New York, either (i) not less than 10 nor more than 30 days prior to the Initial Put Option Exercise Date or (ii) not less than 25 nor more than 60 days prior to the Fifth Anniversary Put Option Exercise Date, the Subordinated Debt Securities to be repaid with the form entitled 'Option to Elect Repayment' on the reverse thereof or otherwise accompanying such Subordinated Debt Securities duly completed. Any such notice received by the Company will be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Subordinated Debt Securities for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, so long as the holder of the Subordinated Debt Securities presented for repayment is the Property Trustee or the Collateral Agent, and assuming prior notice to the Indenture Trustee, such Subordinated

Debt Securities may be received at such office or agency of the Indenture Trustee at any time prior to 11:00 a.m., New York City time, on the Put Option Exercise Date in the form and manner as may be designated by the Property Trustee or the Collateral Agent and acceptable to the Indenture Trustee.



     The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act if required and will file
Schedule 13E-4 or any other schedule if required thereunder.



     Payment of the Subordinated Debt Repayment Price to holders of Subordinated Debt Securities will be made through the Indenture Trustee, subject to the Indenture Trustee's receipt of payment from the Company in accordance with the terms of the Indenture. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities presented for repayment is the Property Trustee or the Collateral Agent, the payment of the Subordinated Debt Repayment Price in respect of such Preferred Securities will be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee or the Collateral Agent, as the case may be. If the Indenture Trustee holds immediately available funds sufficient to pay the Subordinated Debt Repayment Price of the Subordinated Debt Securities presented for repayment, then immediately prior to the close of business on the Put Option Exercise Date, such Subordinated Debt Securities will cease to be outstanding and interest thereon will cease to accrue, whether or not such Subordinated Debt Securities have been received by the Company, and all other rights of the Holder in respect of the Subordinated Debt Securities will terminate and lapse (other than the right to receive the Subordinated Debt Repayment Price, but without interest on such Subordinated Debt Repayment Price). Neither the Indenture

Trustee nor the Company will be required to register or cause to be registered the transfer of any Subordinated Debt Securities for which repayment has been elected. Except as described in the immediately following paragraph, if payment of the Subordinated Debt Repayment Price in respect of Subordinated Debt Securities is improperly withheld or refused and not paid by the Company, interest on such Subordinated Debt Securities will continue to accrue, from the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Subordinated Debt Repayment Price.



     If a Put Default, including a default in the payment of the Subordinated Debt Repayment Price, shall occur and continue for more than two Business Days following an Initial Put Option Exercise Date, and the Purchase Date is an Early Purchase Date, then (i) any exercise of the optional right to elect repayment of the Subordinated Debt Securities will be deemed rescinded and annulled automatically and (ii) any Subordinated Debt Securities delivered to the Company pursuant to such election will be returned to the holders who effected such delivery.



     The rescission or annulment of any exercise of the optional right to elect repayment of the Subordinated Debt Securities will not prevent holders of the Subordinated Debt Securities from exercising such right at a later date.



OPTIONAL REDEMPTION BY THE COMPANY



     The Company shall have the right to redeem the Subordinated Debt
Securities, in whole (but not in part), at any time on or after                ,
2001 upon not less than 30 nor more than 60 days' notice on any Payment Date, at a redemption price of par plus any accrued and unpaid interest, including Additional Interest, if any, to the date of redemption (the 'Subordinated Debt Redemption Price'). Notwithstanding the foregoing, after the settlement of the Purchase Contracts on the Purchase Date (or a related Delayed Purchase Date), the right of the Company to redeem any Subordinated Debt Securities that remain outstanding after such date will be postponed or suspended until the fifth anniversary of such date. See 'Description of the Units--Description of the Purchase Contracts-- Acceleration of Purchase.'



     The Company may also redeem the Subordinated Debt Securities, at any time in certain circumstances upon the occurrence of a Tax Event as described under 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional

Distribution,' upon not less than 30 nor more than 60 days' notice, at the Subordinated Debt Redemption Price.


MATURITY DATE

     The maturity date of the Subordinated Debt Securities is                ,
2026.

INTEREST

     Each Subordinated Debt Security shall bear interest at the rate of     %
per annum from the original date of issuance, payable quarterly in arrears on
each Payment Date, commencing            1996, to the person in whose name such
Subordinated Debt Security is registered, at the close of business on the fifteenth day immediately preceding such Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any Payment Date falls on a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such Payment Date.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ('Additional Interest') such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.


EFFECT OF PROPOSED CHANGES IN TAX LAWS



     The Clinton Administration has proposed a number of statutory changes in the Federal income tax rules concerning debt and equity. Under one such proposal, debt with a maximum maturity of more than 20 years that is not shown as debt on the applicable balance sheet of the issuer would be recharacterized as equity of the issuer, with the result that interest would be non-deductible to the issuer. Under another proposal, no interest deduction would be allowed to the issuer on debt that is payable in equity of the issuer. These proposals would generally apply to all debt issued on or after December 7, 1995. The first proposal would, and the second proposal might, apply to the Subordinated Debt Securities. If either proposal did apply, a Tax Event would occur.



     However, the Chairman of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of 'appropriate Congressional action'. No such Congressional action has yet occurred or is expected to occur prior to the issuance of the Units. Nevertheless, no assurance can be given that a tax event will not occur.


CERTAIN COVENANTS

     In the Indenture, the Company has covenanted that, so long as any Subordinated Debt Securities are outstanding, if (i) there shall have occurred and be continuing an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, then the Company will not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries).

     For so long as the Trust Securities remain outstanding, the Company has agreed to (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) use its reasonable efforts to cause the Trust to (x) remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration and (y) otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.



MERGER, CONSOLIDATION OR SALE OF ASSETS


     The Indenture provides that the Company shall not consolidate with or merge into any other corporation or person, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of the Company on a consolidated basis to any person, unless either the Company is the continuing corporation or such corporation or person expressly assumes by supplemental indenture all the obligations of the Company under the Indenture and the Subordinated Debt Securities, no default or Event of Default under the Indenture shall exist immediately after the transaction, the Trust shall not fail to be classified as a grantor trust for United States Federal income tax purposes as a result of the transaction and the surviving corporation or such person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

EVENTS OF DEFAULT


     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an 'Event of Default' with respect to the Subordinated Debt Securities: (i) failure for 30 days to pay interest on the Subordinated Debt Securities, including any Additional Interest in respect thereof, when due; or (ii) failure to pay principal of or premium, if any, on the Subordinated Debt Securities when due whether at maturity, upon redemption, upon repayment, or otherwise; provided, however, that a default in the payment of the Subordinated Debt Repayment Price on the Initial Put Option Exercise Date, unless such default continues for more than two Business Days following the Stated Purchase Date, will not constitute a default for this purpose; or (iii) failure by the Company to observe or perform any other covenant contained in the Indenture for 60 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debt Securities; or (iv) the dissolution, winding up or termination of the Trust, except in connection with (x) the distribution of Subordinated Debt Securities to the holders of Preferred Securities upon the occurrence of a Tax Event, Investment Company Event, Optional Distribution or liquidation of the Trust, (y) the redemption or repayment of all the Trust Securities at the Redemption Price or Repayment Price, as applicable or (z) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (v) certain events of bankruptcy, insolvency or reorganization of the Company.


     The Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Debt Securities may declare the principal of and interest (including any Additional Interest) on the Subordinated Debt Securities due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Subordinated Debt Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see 'Modification of the Indenture.'

     A default under any other indebtedness of the Company or the Trust would not constitute an Event of Default under the Subordinated Debt Securities.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Subordinated Debt Securities, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.


     No holder of any Subordinated Debt Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities a direction inconsistent with such request and the Indenture Trustee shall have failed to act under the Indenture for 60 days after it receives such notice, request and offer of indemnity. However, such limitations do not apply to a suit instituted by a holder of Subordinated Debt Securities for enforcement of payment of the principal of or interest (including any Additional Interest), on such Subordinated Debt Security on or after the respective due dates expressed in such Subordinated Debt Security.


     The holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default, except a default in the payment of principal, premium, if any, or interest (including any Additional Interest) on the Subordinated Debt Securities.


     The Property Trustee is the initial holder of the Subordinated Debt Securities. An Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See 'Description of the Preferred
Securities--Declaration Events of Default' and '--Voting Rights.'
Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption or repayment, the redemption date or repayment date, respectively), the Company acknowledges that a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Property Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.



     The Indenture provides that the Indenture Trustee will, within 90 days after the occurrence of a default known to it with respect to the Subordinated Debt Securities, give to the holders of Subordinated Debt Securities notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of or any interest (including Special Interest) on any Subordinated Debt Security, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of Subordinated Debt Securities.


     The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATION OF THE INDENTURE


     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities, to modify the Indenture or the rights of the holders of Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the stated maturity of the Subordinated Debt Securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the subordination provisions of the Indenture, (ii) change the currency in which the principal of (and premium, if any) or interest on any Subordinated Debt Security is denominated or payable, (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Subordinated Debt Security or (iv) reduce the percentage in aggregate principal amount of outstanding Subordinated Debt Securities, the holders of which are required to consent to any such supplemental indenture.



     In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Subordinated Debt Securities, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.


GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with the Indenture Trustee and certain of its affiliates. The borrowings of the Company under the lines of credit constitute Senior Indebtedness.


BOOK-ENTRY AND SETTLEMENT


     If distributed to holders of Preferred Securities in connection with a liquidation of the Trust, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a 'Global Security') registered in the name of a depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.


     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee, or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.


THE DEPOSITARY

     If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see 'Description of the Units--Book-Entry System.' As of the date of this Prospectus, the descriptions herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Units apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

     None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security representing such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Subordinated Debt

Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS


     The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Company Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities, except that the foregoing will not include amounts due on the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.


     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.



     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under 'Description of the Guarantee.' If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.



     If the Company fails to make interest or other payments on the Subordinated Debt Securities when due, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in 'Description of the Preferred Securities--Book-Entry Only Issuance' and '--Voting Rights,' may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption or repayment, the redemption date or repayment date, respectively), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate Stated Amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the

Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.


     The Company and the Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See 'Description of the

Guarantee--General.'


                  DESCRIPTION OF THE SERIES F PREFERRED STOCK

     The description of certain provisions of the Series F Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation (as amended) and the Certificate of Designations relating to the Series F Preferred Stock, both of which are filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

     As of the date of this Prospectus, the Company is authorized by its Certificate of Incorporation (as amended) to issue 5,000,000 shares of preferred stock, without par value, which may be issued from time to time in one or more series and, subject to the provisions of the Certificate of Incorporation applicable to all series of preferred stock, shall have such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Company's Board of Directors (the 'Board of Directors') or a duly authorized committee thereof. As of the date of this Prospectus, there are 560,000 shares of the Company's Series A Cumulative Convertible Preferred Stock, 225,000 shares of the Company's 9.50% Cumulative Preferred Stock, Series C, 400,000 shares of the Company's 8.08% Cumulative Preferred Stock, Series D and 500,000 shares of the Company's 8.40% Cumulative Preferred Stock, Series E outstanding. The Series A Cumulative Convertible Preferred Stock, the 9.50% Cumulative Preferred Stock, Series C, the 8.08% Cumulative Preferred Stock, Series D, and the 8.40% Cumulative Preferred Stock, Series E, rank on a parity as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. There are currently reserved for issuance up to 2,500,000 shares of Series B Junior Participating Preferred Stock of the Company, which shares are issuable upon the exercise of certain preferred share purchase rights (collectively, the 'Rights'). The Rights will become exercisable only if a person or group acquires or (unless exercisability is delayed by the Board of Directors) announces an offer to acquire 20% or more (which percentage may be reduced to not less than 10% by the Board of Directors prior to the time the Rights become exercisable) of the outstanding shares of Common Stock (as defined herein) of the Company. Shares of Series B Junior Participating Preferred Stock issued upon the exercise of the Rights will rank junior to all shares of any other class of the Company's preferred stock, including the Series F Preferred Stock, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

     Pursuant to action of the Board of Directors or a duly authorized committee thereof, the shares of Series F Preferred Stock represented by the Depositary Shares constitute a single series of preferred stock. The Series F Preferred Stock will not be convertible into Common Stock or shares of any other class or series of stock of the Company. The Series F Preferred Stock will, when issued in accordance with the terms of the Purchase Contracts, be fully paid and nonassessable. The Series F Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company.



     First Chicago Trust Company of New York is the registrar, transfer agent and dividend disbursing agent for the shares of Series F Preferred Stock.


RANK

     As of the date of this Prospectus, the Series F Preferred Stock would rank as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company on a parity with each other outstanding series of preferred stock of the Company and prior to the Common

Stock, $1.00 par value, of the Company (the 'Common Stock') and, when and if issued, to shares of Series B Junior Participating Preferred Stock.

DIVIDENDS AND DISTRIBUTIONS

     The holders of shares of Series F Preferred Stock, before any dividends may be declared or paid to the holders of shares of the Common Stock or of any other capital stock of the Company ranking junior to the Series F Preferred Stock as to the payment of dividends, will be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Company legally available for the payment of dividends, cumulative cash dividends at the
annual rate of     % of the liquidation preference per share of Series F
Preferred Stock (equivalent to $        per annum per share of Series F
Preferred Stock), and no more, in equal quarterly payments (rounded down to the nearest cent) on each Payment Date, commencing on the first Payment Date following the date of issuance of the Series F Preferred Stock. Dividends will be payable to the holders of record at the close of business on the fifteenth day (whether or not a business day) immediately preceding a Payment Date or such other date, no more than 60 days prior to a Payment Date, as may be determined by the Board of Directors or a duly authorized committee thereof.

     Dividends payable on the Series F Preferred Stock will begin to accrue and be cumulative from the date of original issue. The amount of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Whenever quarterly dividends payable on shares of Series F Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series F Preferred Stock have been paid in full or declared and set apart for payment, the Company will not: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to the Series F Preferred Stock ('Junior Stock'), other than dividends or distributions payable in Junior Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) with the Series F Preferred Stock ('Parity Stock'), other than dividends or distributions payable in Junior Stock, and other than dividends paid ratably on the Series F Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock, provided that the Company may at any time redeem, purchase or otherwise acquire any shares of Junior Stock in exchange for shares of Junior Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series F Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series F Preferred Stock and all such Parity Stock, in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distribution to which holders of the Series F Preferred Stock are entitled, such holders will have no right or claim to any of the remaining assets of the Company.

     Neither the consolidation, merger or other business combination of the Company with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company will be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     The shares of the Series F Preferred Stock will not be redeemable by the
Company prior to the later of                , 2001, and the date of issue of
the Series F Preferred Stock. The Company, at its option, may redeem its shares of Series F Preferred Stock, as a whole or in part, at any time or from time to
time on or after the later of                , 2001, and the date of issue of
the Series F Preferred Stock at a price of $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.


     Notice of any redemption of Series F Preferred Stock at the option of the

Company shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company or its agent, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Series F Preferred Stock at the addresses shown on the stock transfer records of the Company's transfer agent, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of Series F Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be redeemed, and such record date will be not more than 60 days nor less than 30 days prior to the redemption date.



     Prior to or on the redemption date, the Company will deposit money for the payment of the redemption price with First Chicago Trust Company of New York or another bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000. Unless the Company fails to make such deposit, on the redemption date, all dividends on the Series F Preferred Stock will cease to accrue and all rights of the holders of Series F Preferred Stock as stockholders of the Company shall cease, except the right to receive the redemption price (but without interest). Any monies so deposited which remain unclaimed by the holders of such Series F Preferred Stock at the end of six years after the redemption date will become the property of, and be paid by such bank or trust company to, the Company.


VOTING RIGHTS

     Holders of the Series F Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

     If on any date a total of six quarterly dividends on the Series F Preferred Stock have fully accrued but have not been paid in full, the holders of shares of Series F Preferred Stock, together with the holders of all other then outstanding shares of any series or class of preferred stock of the Company as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which series or class is entitled to the rights described in this paragraph (collectively, 'Defaulted Preferred Stock'), will have the right, voting together as a class, to elect two directors to the Board of Directors. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock have been paid in full (or such dividends have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected will terminate automatically. So long as such right to elect two directors continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Defaulted Preferred Stock), the Secretary of the Company may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to him at the principal office of the Company will be required to call, a special meeting of the holders of such shares for election of such two directors. Such meeting will be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Company's By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election are present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock have acted by written consent in lieu of a meeting, then the authorized number of directors will be increased by two, and the holders of the Defaulted Preferred Stock will be entitled to elect the two additional directors. Directors so elected will serve until the next annual meeting or until their successors are elected and qualify, unless the term of office of the persons so elected as directors has terminated under the circumstances described in the second sentence of this paragraph. In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining director who has been so elected may appoint a successor to hold office for the unexpired term of the director whose place is vacant. If both directors so elected by the holders of Defaulted Preferred Stock as a class cease to serve as directors before their terms expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as described above, or at a special meeting of such holders called as described above, elect successors to hold office for the unexpired terms of the directors whose places are vacant.

     So long as any shares of Series F Preferred Stock are outstanding, without first obtaining the consent or approval of the holders of at least two-thirds of the number of the then outstanding shares of Series F Preferred Stock and all other series of the Company's preferred stock (the Series F Preferred Stock and such other series of preferred stock collectively, the 'Outstanding Preferred Stock'), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company will not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ('Senior Stock') over the Outstanding Preferred Stock; (ii) reclassify any shares of stock of the Company into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Outstanding Preferred Stock so as to affect the Outstanding Preferred Stock adversely unless any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Outstanding Preferred Stock at the time outstanding, in which case the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected will be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Outstanding Preferred

Stock voting as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Company, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Company, or the merger or consolidation of the Company with or into any other corporation (except a wholly owned subsidiary of the Company); provided, however, that no separate vote of the holders of the Outstanding Preferred Stock as a class will be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company (such transactions being referred to as a 'reorganization') if (A) the resulting, surviving or acquiring corporation after such reorganization will have no stock either authorized or outstanding (except such stock of the Company as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Outstanding Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Outstanding Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring corporation.

     Unless the Company obtains the consent or approval of the holders of a majority of shares of the Outstanding Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company may not amend the provisions of the Certificate of Incorporation in order to increase the amount of the authorized preferred stock or to authorize any other stock ranking prior to or on a parity with the Outstanding Preferred Stock either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up.

     Each share of Series F Preferred Stock will be entitled to one vote on matters on which holders of the Series F Preferred Stock are entitled to vote. Since each share of Outstanding Preferred Stock will be entitled to one vote, the voting power of Series F Preferred Stock on matters on which holders of such series and holders of other series of Outstanding Preferred Stock are entitled to vote as a single class will depend on the number of outstanding shares of Outstanding Preferred Stock, not the aggregate liquidation preference or initial offering price of the shares of such series.

                      DESCRIPTION OF THE DEPOSITARY SHARES

     The description of certain provisions of the Depositary Shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement referred to below, the form of which (including the form of Depositary Receipt (as defined herein)) is filed as an exhibit or incorporated by reference in the Registration Statement of which this Prospectus forms a part.


     Each Depositary Share represents a one-twentieth interest in a share of Series F Preferred Stock. The shares of Series F Preferred Stock underlying the Depositary Shares will be deposited with First Chicago Trust Company of New

York, as Depositary (the 'Depositary') under a Deposit Agreement (the 'Deposit Agreement') among the Company, the Depositary and the holders from time to time of the depositary receipts issued by the Depositary thereunder (the 'Depositary Receipts'). The Depositary Receipts so issued will evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled through the Depositary, in proportion to the one-twentieth interest in a share of Series F Preferred Stock underlying such Depositary Share, to all rights and preferences of a share of Series F Preferred Stock (including dividend, voting, redemption and liquidation rights). Since each share of Series F Preferred Stock entitles the holder thereof to one vote on matters on which the Series F Preferred Stock is entitled to vote, each Depositary Share will, in effect, entitle the holder thereof to one-twentieth of a vote thereon, rather than one full vote. The principal office of the Depositary is currently located at 14 Wall Street, New York, New York.



     First Chicago Trust Company of New York will be the transfer agent and registrar for the Depositary Shares.


DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Series F Preferred Stock to the record holders of Depositary Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of the Series F Preferred Stock deposited under the Deposit Agreement, the Depositary will distribute the property received by it to the record holders of the Depositary Shares entitled thereto, in proportion, as nearly as may be practicable, to the numbers of Depositary Shares owned by such holders on the relevant record date. If, however, the Depositary determines that it is not feasible to make such distribution, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable to effect such distribution, including the sale of such property and distribution of the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

     The Depositary Shares will be redeemed from the proceeds received by the Depositary as a result of any redemption of the Series F Preferred Stock held by the Depositary. Whenever the Company redeems shares of Series F Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Series F

Preferred Stock so redeemed. The Depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed. The redemption price per Depositary Share will be equal to $25.00 per Depositary Share plus accrued but unpaid dividends on the Series F Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     Notice of redemption having been given as described above, from and after the date fixed for redemption, unless the Company shall have failed to redeem the shares of Series F Preferred Stock so called for redemption, the Depositary shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING RIGHTS

     As soon as practicable after receipt of notice of any meeting at which the holders of the Series F Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares as of the record date for such meeting. Each such record holder of Depositary Shares will be entitled, subject to any applicable restrictions, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Series F Preferred Stock represented by such record holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Series F Preferred Stock represented by such Depositary Shares in accordance with any such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Series F Preferred Stock deposited under a Deposit Agreement to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

     Upon surrender of Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of whole shares of Series F Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Series F Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series F Preferred Stock to be withdrawn, the relevant Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Series F Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for the Series F Preferred Stock, except as represented by the Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under the Deposit Agreement. The Deposit Agreement provides that each holder of Depositary Shares at the time any such amendment becomes effective which continues to hold such Depositary Shares will be deemed to have consented to such amendment and will be bound thereby. No such amendment may impair the rights, subject to the terms of the Deposit Agreement, of any owner of any Depositary Shares issued under the Deposit Agreement to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the whole shares of Series F Preferred Stock represented by such Depositary Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by the Company or the Depositary only if
(i) all outstanding Depositary Shares relating thereto have been redeemed or
(ii) there has been a final distribution in respect of the Series F Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Series F Preferred Stock and the initial issuance of the Depositary Shares and any redemption of the Series F Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and certain other charges as are provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of the Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Series F Preferred Stock. In addition, the Depositary will make available for inspection by holders of the Depositary Shares at the principal office of the Depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of the Series F Preferred Stock.

     Neither the Depositary nor the Company will assume any obligation or will be subject to any liability under the Deposit Agreement to holders of the

Depositary Shares other than for its negligence or willful misconduct. Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and any Depositary under the Deposit Agreement are limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series F Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Series F Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT WITH RESPECT TO SERIES F PREFERRED STOCK AND DEPOSITARY SHARES

     The Series F Preferred Stock or Depositary Shares will be issued in book-entry form only in the form of one or more global stock certificates or Depositary Receipts registered in the name of the nominee of the depository, DTC (which term, as used herein, includes any successor or alternate depository selected by the Company).

     DTC's nominee for all purposes will be considered the sole owner or holder of the Preferred Stock or Depositary Shares held in book-entry form. Owners of beneficial interests in the global stock certificates or Depositary Receipts will not be entitled to have Preferred Stock or Depositary Shares registered in their names, will not receive or be entitled to receive physical delivery of Preferred Stock or Depositary Shares in definitive form, and will not be considered the holders thereof under the Certificate of Incorporation or the Deposit Agreement.

     Neither the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global stock certificates or Depositary Receipts, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The recording of beneficial ownership of, and the payment of dividends or other distributions on, Series F Preferred Stock or Depositary Shares held in global form, and the circumstances under which the Company will issue Series F

Preferred Stock or Depositary Shares in definitive form in exchange for the global stock certificates or Depositary Receipts will be as described above with regard to the Global Units under 'Description of the Units--Book-Entry System.'

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of Units, Subordinated Debt Securities, Preferred Securities, Purchase Contracts, Series F Preferred Stock and Depositary Shares (collectively, 'Covered Securities'). It represents the views of Cravath, Swaine & Moore, tax counsel to the Trust ('Tax Counsel'). Unless otherwise stated, it deals only with holders who purchase Units upon their original issuance ('Initial Holders') for an amount equal to the Stated Amount of the Preferred Securities, and who hold the Securities as capital assets.

     This summary does not address tax considerations applicable to investors that (i) are subject to special U.S. Federal income tax treatment, such as dealers in securities, (ii) hold any of the Covered Securities as part of a 'straddle,' 'conversion transaction,' or other integrated investment comprised of any of the Covered Securities and one or more other investments or (iii) have a functional currency other than the U.S. Dollar. It does not address (i) the tax consequences to shareholders, partners or beneficiaries of a holder of Covered Securities or (ii) alternative minimum taxes or state, local or foreign taxes.

     This summary is based on the Internal Revenue Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. This discussion is not binding on the Internal Revenue Service (the 'Service'). There is no authority on securities similar to the Units, and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below.

     For purposes of this summary, a 'U.S. Holder' is a holder who is (i) a citizen or a resident of the United States (or any state thereof), (ii) a corporation organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to United States Federal income tax regardless of its source and (iv) a partnership to the extent any of its partners are otherwise U.S. Holders. A 'Non-U.S. Holder' is any holder who is not a U.S. Holder.

CLASSIFICATION OF THE TRUST



     In the opinion of Tax Counsel, under current law, and based on certain assumptions concerning the underlying documents for the transaction, described in the opinion of Tax Counsel filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust will be classified for Federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Preferred Security will be considered the owner of an undivided interest in the Subordinated Debt Securities and will take into account a pro rata share of all items of income, expense or deduction of the Trust.


CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES


     The question of whether a security is debt or equity for Federal income tax purposes is inherently factual, and there is no authority concerning the tax characterization of securities having terms similar to the Subordinated Debt Securities. Nevertheless, in the opinion of Tax Counsel, under current law, the Subordinated Debt Securities will be classified as indebtedness of the Company.



     The opinion of Tax Counsel is based on certain facts and assumptions, including assumptions concerning the underlying documents for the transaction, described in the opinion of Tax Counsel filed as an exhibit to the Registration Statement of which this Prospectus is a part. The assumed facts include (i) the Preferred Securities would (if rated) be treated by one or more major rating agencies as subordinated debt for rating purposes upon issuance of the Units,
(ii) the rates paid on the Subordinated Debt Securities, the Depositary Shares and the Purchase Contracts are market rates, (iii) the expectation that Subordinated Debt Securities would, if traded, trade at a significant premium if the Company were to accelerate the Purchase Contracts immediately after issuance of the Units, and (iv) there is a significant possibility (taking into account interest rate levels and the credit quality of the Company) that, upon the Company's acceleration of the Purchase Contracts, it would be in the interest of holders of Units to pay cash for the Depositary Shares and retain the Preferred Securities, and that in such case a market would develop for the Preferred Securities so that a significant number of holders of Units would do so.





EFFECT OF PROPOSED CHANGES IN TAX LAWS



     The Clinton Administration has proposed a number of statutory changes in the Federal income tax rules concerning debt and equity. Under one such proposal, debt with a maximum maturity of more than 20 years that is not shown as debt on the applicable balance sheet of the issuer would be recharacterized as equity of the issuer, with the result that interest would be non-deductible to the issuer. Under another proposal, no interest deduction would be allowed to the issuer on debt that is payable in equity of the issuer. These proposals would generally apply to all debt issued on or after December 7, 1995. The first proposal would, and the second proposal might, apply to the Subordinated Debt Securities. If either proposal did apply, a Tax Event would occur.




     However, the Chairmen of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of 'appropriate Congressional action.' No such Congressional action has yet occurred or is expected to occur prior to the issuance of the Units. Nevertheless, no assurance can be given that a Tax Event will not occur.


U.S. HOLDERS

Acquisition of the Units

     The purchase price of each Unit must be allocated between the Preferred Security and the Purchase Contract included in a Unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish the holder's initial tax basis in the Preferred Security or Purchase Contract.

     The Company will take the position that, at the time of issuance of the Units, the fair market value of the Preferred Security is equal to its Stated Amount, and the fair market value of the Purchase Contract is zero. As a result, an Initial Holder should allocate the entire purchase price for a Unit (i.e., the Stated

Amount of the Preferred Security) to the Preferred Security, and should not allocate any portion of the purchase price to the Purchase Contract. The Company's position will be binding on each Initial Holder, unless the holder explicitly discloses (on a statement attached to the holder's timely filed Federal income tax return for the year in which the Unit is acquired) that the holder's position is different than the Company's.

Current Distributions

     Interest income on the Subordinated Debt Securities will be taxable to holders of Preferred Securities when received by the Trust or accrued by the holder, in accordance with the holder's method of accounting. Payments by the Company under the Guarantee will be treated as if made on the Subordinated Debt Securities. Distributions by the Trust on the Preferred Securities representing interest received by the Trust on the Subordinated Debt Securities will not otherwise be taxable to holders, and will not be eligible for the dividends received deduction.

     The Company believes, and intends to file information returns on the basis that, the Contract Fee constitutes ordinary income to holders. Holders should consult their own tax advisors concerning the proper characterization of the Contract Fee, including the possibility that the Contract Fee should not be included in income upon receipt by analogy to the treatment of option premium.


Sale or Disposition of Units
     A U.S. Holder will generally recognize gain or loss on the sale or other disposition of a Covered Security. Such gain or loss will be separately calculated with respect to the Preferred Security and the Purchase Contract, by allocating the sale proceeds between those items in proportion to their fair market values. The aggregate amount of gain or loss should generally equal the difference between the sum of any cash and the fair market value of the property received in the sale or other disposition (reduced by any amount attributable to accrued interest, which will be taxable as such) and the holder's tax basis in the Unit. Any gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the Unit was held for more than one year.
     If the sale or disposition of the Units occurs when the Purchase Contract has a negative value, the holder might be considered to have received additional consideration for the Preferred Security in an amount equal to such negative value, and to have paid such amount to be released from the holder's obligation under the Purchase Contract. Such a characterization should not have an adverse effect on holders. Holders should consult their tax advisors regarding a sale or disposition of Units at a time when the Purchase Contract has a negative value.

Redemption of Preferred Securities and Cancellation of Purchase Contract
     Upon a redemption by the Trust of Preferred Securities, an Initial Holder should not recognize gain or loss because the holder's tax basis in the Preferred Security will equal the amount received on the redemption. If the Purchase Contract is canceled at the same time, the Initial Holder will have no gain or loss because the tax basis of the Purchase Contract is zero.

Purchase of Depositary Shares
     An Initial Holder who exercises the Put Option should not recognize any taxable gain or loss. A U.S. Holder who retains the Preferred Security and tenders cash under the Purchase Contract will have no taxable gain or loss.
     A U. S. Holder's tax basis in the Depositary Share will equal the purchase price for such Depositary Share plus the holder's tax basis in the Purchase Contract (zero in the case of an Initial Holder). The holding period for the Depositary Shares will begin on the day after the purchase date.

Termination of Purchase Contract
     An Initial Holder would not recognize gain or loss upon termination of a Purchase Contract upon the bankruptcy of the Company, following a put default, or otherwise, since such holder's tax basis in the Purchase Contract is zero.

Separation of a Unit

     A U.S. Holder that elects to post Eligible Collateral and separate the Preferred Security from the related Purchase Contract would not recognize taxable gain or loss, and the holder's tax basis in the Preferred Security and Purchase Contract will remain unchanged. The U.S. Holder will recognize ordinary income with respect to interest earned on the Eligible Collateral. If the holder pays cash to acquire a Depositary Share under the Purchase Contract, the holder's tax basis in the Depositary Share will be the purchase price paid for such Depositary Share plus the tax basis in the Purchase Contract (which would be zero in the case of an Initial Holder).


     If the U.S. Holder delivers a Preferred Security to the Collateral Agent in exchange for release of the Eligible Collateral and issuance of a Unit to the holder, the holder should not have taxable gain or loss.

Secondary Holders of Units

     The purchase price paid for a Unit by a holder that is not an Initial Holder (a 'Secondary Holder') must be allocated between the Preferred Security and the Purchase Contact in accordance with their respective fair market values at the time of purchase. This allocation will establish the holder's tax basis in each such security. Subject to the market discount and premium rules discussed below, a Secondary Holder will be taxable on current income from a Unit as discussed under 'Current Distributions.'

     If a Secondary Holder purchases a Unit when the Purchase Contract has a negative value, the holder generally should have an aggregate tax basis in a Unit equal to the price paid for the Unit. However, Secondary Holders should consult their tax advisors regarding the consequences of such a purchase.

     If the tax basis of a Preferred Security at the time of purchase is less than the Stated Amount, the difference generally will be considered 'market discount' with respect to the underlying Subordinated Debt Security, which could result in a portion of any gain realized on the sale or disposition of the Preferred Security being recharacterized as ordinary income. If the tax basis of a Preferred Security at the time of purchase exceeds the Stated Amount, the excess will be 'bond premium' with respect to the underlying Subordinated Debt Security, which the holder may elect to amortize as an offset to interest income on the Subordinated Debt Security. Secondary Holders should consult their tax advisors regarding the application of the market discount and bond premium rules to the Preferred Securities.

     A Secondary Holder may recognize taxable gain or loss upon a sale or other disposition of Units. See 'Sale or Disposition of Units.' Upon the redemption of Preferred Securities by the Trust and cancellation of the Purchase Contract, the holder may have taxable gain or loss on the Preferred Securities and may have a taxable loss equal to the holder's basis in the Purchase Contract.

     A Secondary Holder that acquires Series F Preferred Stock will generally be subject to the rules under 'Purchase of Depositary Shares.' However, certain consequences will differ. For example, a Secondary Holder that exercises the Put Option may recognize a taxable gain upon the redemption of the Preferred Security, although any loss on the redemption may not be recognized. Moreover, a Secondary Holder's tax basis in the Series F Preferred Stock will include any tax basis of the holder in the Purchase Contract.

Distribution of Subordinated Debt Securities by the Trust

     If Subordinated Debt Securities are distributed to holders in exchange for the Preferred Securities in liquidation of the Trust, the distribution would not be taxable to holders. A holder's tax basis and holding period in the Preferred Securities would carry over to the Subordinated Debt Securities.

Depositary Shares


     A holder of Depositary Shares will be treated as the owner of the Series F Preferred Stock represented by such Depositary Share. Distributions made with respect to the Depositary Shares will constitute dividends to the extent paid out of current or accumulated earnings and profits of the Company, as determined for U.S. Federal income tax purposes. Dividends will be eligible for the corporate dividends received deduction, subject to applicable limitations.

     A U.S. holder who sells or otherwise disposes of a Depositary Share generally will recognize capital gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between the amount realized and the holder's tax basis (assuming, in the case of a redemption of the stock, that the holder does not own, and is not deemed to own, any common stock of the Company). Such capital gain or loss will be long-term capital gain or loss if the holder has held the stock for more than one year.

NON-U.S. HOLDERS

     The discussion below applies to Non-U.S. Holders and assumes that (i) an individual Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year and (ii) the Non-U.S. Holder's ownership of a Covered Security is not effectively connected with the conduct of a trade or business in the United States.

Current Payments

     A Non-U.S. Holder of a Preferred Security would not be subject to U.S. Federal income or withholding tax with respect to the holder's pro rata share of interest paid on the Subordinated Debt Securities, provided that the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;
(ii) is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership; and
(iii) satisfies certain applicable certification requirements regarding the holder's identity and residence. However, U.S. withholding tax would apply to interest paid on the Subordinated Debt Securities if, contrary to the opinion of Tax Counsel, the Service successfully contended that the Subordinated Debt Securities were equity rather than debt for Federal income tax purposes.

     Non-U.S. Holders of Purchase Contracts will be subject to U.S. withholding tax with respect to any Contract Fee payments at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dividends on Depositary Shares

     A Non-U.S. Holder of a Depositary Share will be subject to withholding tax with respect to dividend distributions on such stock at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale or Disposition

     A Non-U.S. Holder will not be subject to U.S. Federal income or withholding tax with respect to a sale, redemption or other disposition of a Covered Security (assuming, in the case of a redemption of a Depositary Share, that the holder does not own and is not deemed to own any Common Stock of the Company).

Estate Tax Consequences

     In the case of a Non-U.S. Holder that is an individual, Purchase Contracts and Depositary Shares would be deemed to be situated in the United States for United States estate tax purposes. As a result, the estate of an individual Non-U.S. Holder would be required to file United States estate tax returns, and might be liable for United States estate tax, if the value of the Purchase Contracts and the Depositary Shares (together with other United States assets) owned by the Non-U.S. Holder exceeded $60,000 (reduced by the amount of certain gifts and other adjustments).

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code or entities whose assets are considered assets of such plans ('Plans'), may purchase Units, Preferred Securities and Depositary Shares subject to the investing fiduciary's determination that the investment in Units, Preferred Securities and Depositary Shares satisfied ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     In any case, Salomon Inc and/or any of its affiliates may be considered a 'party in interest' (within the meaning of ERISA) or a 'disqualified person' (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such person is a fiduciary or service provider). The acquisition and ownership of Units, Preferred Securities and Depositary Shares by a Plan with respect to which Salomon Inc or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such securities are acquired pursuant to and in accordance with an applicable exemption.

     Any Plans proposing to acquire the Units, Preferred Securities or Depositary Shares should consult with their own ERISA counsel and should not acquire the Units, Preferred Securities or Depositary Shares unless it is determined that such acquisition does not constitute a prohibited transaction. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition does not and will not constitute a prohibited transaction for which an exemption is not available.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the 'Underwriting Agreement') among the Company, the Trust and the Underwriters named below (the 'Underwriters'), the Company and the Trust have agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom

Salomon Brothers Inc is acting as representative, has severally agreed to purchase from the Company and the Trust, the number of Units set forth below opposite such Underwriter's name.


UNDERWRITER                                                                                      NUMBER OF UNITS
- ----------------------------------------------------------------------------------------------   ----------------
Salomon Brothers Inc..........................................................................
                    ..........................................................................
                    ..........................................................................
                                                                                                 ----------------
Total.........................................................................................         10,000,000
                                                                                                 ----------------
                                                                                                 ----------------



     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Units offered hereby if any of the Units are purchased.



     The Company and the Trust have been advised by the Underwriters that the Underwriters propose to offer the Units directly to the public initially at the public offering price set forth on the cover of this Prospectus and to certain
dealers at such price less a concession not in excess of $            per Unit.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $            per Unit to other dealers. After the initial public
offering, such public offering price and such concession and reallowance may be changed.


     The Underwriting Agreement provides that the Company and the Trust will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.


     The Company and the Trust have granted to the Underwriters an option, exercisable for the 30-day period after the date of this Prospectus, to purchase up to an additional 1,500,000 Units from the Company and the Trust, at the same price per Unit as the initial Units to be purchased by the Underwriters. The Underwriters may exercise such option only for the purpose of covering over-allotments, if any, incurred in connection with the sale of Units offered hereby. To the extent that the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the same proportion of the Units as the number of Units to be purchased and offered by such Underwriter in the above table bears to the total number of initial Units to be purchased by the Underwriters.

     Salomon Brothers Inc is an indirect wholly owned subsidiary of the Company. The participation of Salomon Brothers Inc in the offer and sale of the Units in respect of which this Prospectus is delivered complies with the requirements of Schedule E of the By-laws of the NASD regarding underwriting securities of an affiliate of an NASD member. Salomon Brothers Inc may act as underwriter in an 'at the market' equity offering pursuant to Rule 415(a)(4) under the Securities Act.



     The Units are a new issue of securities with no established trading market. Application will be made to list the Units on the NYSE. The Underwriters may make a market in the Units, but the Underwriters are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market of the Units. See 'Risk Factors--Absence of Trading Market; Separation of the Units.'



     In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged in and may in the future engage in commercial and investment banking transactions with the Company and its affiliates.


                                    EXPERTS

     The financial statements and related schedules included in the Company's 1995 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Trust and the Company by Cravath, Swaine & Moore, New York, New York, and for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                           GLOSSARY OF DEFINED TERMS


'1940 Act' means the Investment Company Act of 1940, as amended.



'Additional Interest' has the meaning set forth under 'Description of the

Subordinated Debt Securities--Additional Interest.'



'Base Indenture' means the indenture dated as of December 1, 1988 between the Company and Bankers Trust Company, as indenture trustee.


'Beneficial Owner' has the meaning set forth under 'Description of the Units--Book-Entry System.'

'Board of Directors' means the Board of Directors of the Company or a duly authorized committee thereof.

'Business Day' means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

'Cash Settlement' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'

'Change in 1940 Act Law' has the meaning set forth under 'Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'

'Collateral' means, collectively, pledged Preferred Securities and Eligible Collateral.


'Collateral Agent' means The Bank of New York, as Collateral Agent under the Pledge Agreement, or any successor thereto.


'Collateral Settlement' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'

'Commission' means the Securities and Exchange Commission.

'Common Securities Guarantee' means the guarantee by the Company of the obligations of the Trust with respect to the Common Securities.


'Common Security' means an undivided beneficial interest in the assets of the Trust.


'Common Stock' means the Common Stock, $1.00 par value, of the Company.

'Company' means Salomon Inc until a successor organization or company shall have become such, and thereafter Company shall mean such successor organization or company.



'Company Trustees' means the trustees of the Trust.



'Contract Fee' means the fee payable by the Company in respect of each Purchase
Contract, equal to      % per annum of the Stated Amount, computed on the basis
of a 360-day year consisting of 12 months of 30 days.


'Covered Securities' has the meaning set forth under 'United States Income Taxation--General.'

'Declaration' means the Amended and Restated Declaration of Trust of the Trust
dated as of                   , 1996 among the Company, as sponsor, the trustees
named therein and the holders from time to time of individual beneficial interests in the assets of the Trust.

'Declaration Event of Default' means, in respect of the Trust Securities, an Event of Default has occurred and is continuing in respect of the Subordinated Debt Securities.

'Defaulted Preferred Stock' has the meaning set forth under 'Description of the Series F Preferred Stock--Voting Rights.'


'Delaware Trustee' means Chemical Bank Delaware, as trustee under the Declaration, or any successor thereto that maintains its principal place of business in the State of Delaware.

'Delayed Purchase Date' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'

'Deposit Agreement' means the Depositary Agreement dated as of
                  , 1996 among the Company, the Depositary and the holders from time to time of the Depositary Receipts.


'Depositary' means First Chicago Trust Company of New York, as Depositary under the Deposit Agreement, or any successor thereto.


'Depositary Receipt' means any one of the receipts evidencing an interest in the Depositary Shares issued under the Deposit Agreement.

'Depositary Share' means any one of the Depositary Shares, each evidencing a one-twentieth interest in a share of Series F Preferred Stock, held by the Depositary under the Deposit Agreement.

'Direct Action' has the meaning set forth under 'Description of the Preferred Securities--Declaration Events of Default.'


'Dissolution Tax Opinion' has the meaning set forth under 'Description of the Preferred Securities-- Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'

'DTC' means The Depository Trust Company.

'Early Purchase Date' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Acceleration of Purchase.'

'Eligible Collateral' means (i) cash and/or (ii) U.S. Treasury Securities with a maturity at the time of determination of 30 days or less.

'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

'Event of Default' means an event of default under the Indenture.


'Exchange Act' means the Securities Exchange Act of 1934, as amended.


'Extension Period' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'


'Fifth Anniversary Put Option Exercise Date' means the fifth anniversary of an Early Purchase Date.


'Global Security' means a global certificate representing the Subordinated Debt Securities registered in the name of a depositary or its nominee.

'Global Unit' means a Unit deposited with DTC.

'Guarantee' means the guarantee by the Company of the obligations of the Trust with respect to the Preferred Securities.


'Guarantee Payments' means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent of funds of the Trust available therefor; (ii) the amount payable upon redemption of the Preferred Securities, payable out of funds of the Trust available therefor with respect to any Preferred Securities called for redemption by the Trust; (iii) the amount payable with respect to any Preferred Securities presented for repayment by the holders thereof to the extent the Trust has funds available therefor; and (iv) upon a liquidation of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of the Preferred Securities or the redemption or repayment of all Preferred Securities), the lesser of (a) the aggregate of the Stated Amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent of funds of the Trust available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders.



'Guarantee Trustee' means Chemical Bank, as guarantee trustee under the Guarantee, or any successor thereto.

'Holder' means a Unitholder or holder of a separated Purchase Contract.

'Indirect Participants' has the meaning set forth under 'Description of the Units--Book-Entry System.'


'Indenture' means the Base Indenture as supplemented from time to time and as
supplemented by the Third Supplemental Indenture dated as of                   ,
1996 between the Company and the Indenture Trustee.



'Indenture Trustee' means Bankers Trust Company, as trustee under the Indenture, or any successor thereto.


'Initial Holders' has the meaning set forth under 'United States Income Taxation--General.'


'Initial Put Option Exercise Date' means the Business Day immediately preceding the Purchase Date (or the related Delayed Purchase Date).


'Investment Company Event' has the meaning set forth under 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'

'Junior Stock' has the meaning set forth under 'Description of the Series F Preferred Stock--Dividends and Distributions.'

'Liquidation Distribution' has the meaning set forth under 'Description of the Preferred Securities-- Liquidation Distribution Upon Dissolution.'

'NASD' means the National Association of Securities Dealers, Inc.

'No Recognition Opinion' has the meaning set forth under 'Description of the Preferred Securities-- Tax Event or Investment Company Event Redemption or Distribution; Optional Redemption.'

'Non-U.S. Holder' has the meaning set forth under 'United States Federal Income Taxation-- General.'

'NYSE' means the New York Stock Exchange, Inc.


'Optional Distribution' has the meaning set forth under 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Redemption.'

'Outstanding Preferred Stock' has the meaning set forth under 'Description of the Series F Preferred Stock--Voting Rights.'

'Participants' has the meaning set forth under 'Description of the Units--Book-Entry System.'

'Parity Stock' has the meaning set forth under 'Description of the Series F Preferred Stock--Dividends and Distributions.'

'Payment Date' means each             ,             ,             and
            , commencing             , 1996.

'Plans' has the meaning set forth under 'ERISA Considerations.'


'Pledge Agreement' means the Pledge Agreement dated as                   , 1996
among the Company, the Collateral Agent and the Unit Agent, as unit agent and as attorney-in-fact for the Holders from time to time.


'Preferred Securities' means the   % Preferred Securities of the Trust, each
having a Stated Amount, representing preferred undivided beneficial interests in the assets of the Trust.

'Property Account' has the meaning set forth under 'SI Financing Trust I.'


'Property Trustee' means Chemical Bank, as property trustee under the Declaration, or any successor thereto that is a financial institution unaffiliated with the Company.

'Purchase Contract' means, with respect to any Unit or separated Purchase Contract, the contract obligating the Company to sell, and the Holder of such Unit or separated Purchase Contract to purchase, a Depositary Share at a purchase price of $25.



'Purchase Date' means the Stated Purchase Date or an Early Purchase Date.



'Purchase Price' means the price of one Depositary Share under a Purchase Contract and is equal to $25.



'Put Default' has the meaning set forth under 'Description of the Units--Description of the Purchase Contracts--Payment of Purchase Price; Delivery of Depositary Shares.'

'Put Option' has the meaning set forth under 'Description of the Preferred Securities--Repayment at the Option of the Holder.'


'Put Option Exercise Date' means the Initial Put Option Exercise Date or the Fifth Anniversary Put Option Exercise Date.


'Redemption Price' means, with respect to a Preferred Security, the Stated Amount plus any accrued and unpaid distributions thereon to the date of redemption (subject to the rights of holders of record on the relevant record date to receive distributions due on a Payment Date).

'Redemption Tax Opinion' has the meaning set forth under 'Description of the Preferred Securities-- Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'

'Registration Statement' means the registration statement on Form S-3 of the Company and the Trust relating to the Securities, with all amendments and exhibits thereto.

'Regular Trustee' means any trustee under the Declaration that is an employee or officer of the Company or an affiliate of the Company.

'Repayment Price' means, with respect to a Preferred Security, the Stated Amount plus any accrued and unpaid distributions thereon to the date of repayment (subject to the rights of holders of record on the relevant record date to receive distributions due on a Payment Date).

'Rights' has the meaning specified under 'Description of the Series F Preferred Stock--General.'

'Salomon Brothers' means Salomon Brothers Holding Company Inc and its subsidiaries, including Salomon Brothers Inc.

'Secondary Holder' has the meaning set forth under 'United States Income Taxation--U.S. Holders-- Secondary Holders of Units.'

'Securities Act' means the Securities Act of 1933, as amended.


'Senior Indebtedness' has the meaning set forth under 'Description of the Subordinated Debt Securities--Subordination.'


'Senior Stock' has the meaning set forth under 'Description of the Series F Preferred Stock--Voting Rights.'

'Series F Preferred Stock' means the   % Cumulative Preferred Stock, Series F,

liquidation preference $500 per share, of the Company.

'Service' means the Internal Revenue Service.

'Sponsor' means Salomon Inc, or any successor entity in a merger, in its capacity as sponsor of the Trust.


'Stated Amount' means the stated liquidation amount of the Preferred Securities and is equal to $25.


'Stated Purchase Date' means                   , 2021.

'Subordinated Debt Put Option' has the meaning set forth under 'Description of the Subordinated Debt Securities--Repayment at the Option of the Holder.'

'Subordinated Debt Redemption Price' means, with respect to a Subordinated Debt Security, par plus any accrued and unpaid interest, including Additional Interest, if any, to the date of redemption.



'Subordinated Debt Repayment Price' means, with respect to a Subordinated Debt Security, par plus any accrued and unpaid interest, including Additional Interest, if any, to the date of repayment.


'Subordinated Debt Securities' means the   % Subordinated Debt Securities due
                  , 2026 of the Company.

'Successor Corporation' has the meaning set forth under 'Description of the Units--Certain Provisions of the Unit Agreement and the Pledge
Agreement--Merger, Consolidation and Sales of Assets.'

'Successor Securities' has the meaning set forth under 'Description of the Preferred Securities-- Mergers, Consolidations or Amalgamations.'

'Super-Majority' means where consent or action under the Indenture would require the consent or act of more than a majority of the holders affected thereby.

'Tax Counsel' means Cravath, Swaine & Moore, tax counsel to the Trust.


'Tax Event' has the meaning set forth under 'Description of the Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'



'Tax Event Redemption' has the meaning set forth under 'Description of the

Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution; Optional Distribution.'


'Trust' means SI Financing Trust I.

'Trust Act' means The Delaware Business Trust Act, as it may be amended from time to time.


'Trust Indenture Act' means the Trust Indenture Act of 1939, as amended.


'Trust Securities' means the Common Securities and the Preferred Securities.

'Underwriters' means the underwriters named in the Underwriting Agreement.


'Underwriting Agreement' means the underwriting agreement dated
                  , 1996 between the Company and the Trust, on the one hand, and Salomon Brothers Inc, as representative of the Underwriters named therein, on the other hand.


'Unit' means a   % Trust Preferred StockSM (TRUPSSM) Unit consisting of (i) a
Preferred Security and (ii) a Purchase Contract.


'Unit Agent' means Chemical Bank, as agent under the Unit Agreement, and any successor thereto.



'Unit Agreement' means the Unit Agreement to be dated as of                   ,
1996 between the Company and the Unit Agent.


'Unitholder' means the holder of a Unit.

'U.S. Holder' has the meaning set forth under 'United States Federal Income Taxation--General.'

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING

SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                                PAGE
                                                ----
Available Information........................     5
Incorporation of Certain Documents by
  Reference..................................     5
Prospectus Summary...........................     6
Risk Factors.................................    11
Salomon Inc..................................    14
Recent Developments..........................    14
Accounting Treatment.........................    14
Use of Proceeds..............................    15
Ratio of Earnings to Fixed Charges...........    15
SI Financing Trust I.........................    15
Description of the Units.....................    16
Description of the Preferred Securities......    29
Description of the Guarantee.................    39
Description of the Subordinated Debt
  Securities.................................    42
Effect of Obligations under the Subordinated
  Debt Securities and the Guarantee..........    50
Description of the Series F Preferred
  Stock......................................    51
Description of the Depositary Shares.........    55
United States Federal Income Taxation........    58
ERISA Considerations.........................    62
Underwriting.................................    63
Experts......................................    64
Legal Opinions...............................    64
Glossary of Defined Terms....................   G-1

10,000,000          % TRUST PREFERRED
STOCK(SERVICE MARK) (TRUPS(SERVICE MARK)) UNITS


CONSISTING OF

SI FINANCING TRUST I


10,000,000        % PREFERRED SECURITIES




FULLY AND UNCONDITIONALLY GUARANTEED BY SALOMON INC


AND

SALOMON INC


10,000,000 PURCHASE CONTRACTS



EACH REQUIRING THE PURCHASE ON               , 2021 (OR EARLIER) OF ONE
DEPOSITARY SHARE REPRESENTING A ONE-TWENTIETH INTEREST IN A SHARE OF
    % CUMULATIVE PREFERRED STOCK, SERIES F, LIQUIDATION PREFERENCE $500 PER SHARE, OF SALOMON INC AT A PURCHASE PRICE OF $25 PER DEPOSITARY SHARE.


- ------------------------------------------------------
SALOMON BROTHERS INC
- ------------------------------------------------------------------------

PROSPECTUS
DATED          , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Commission Registration Fee..........................................   $86,206.90
Accounting Fees......................................................
Trustees', Collateral Agent's and Preferred Stock Depositary's Fees
  and Expenses.......................................................
Blue Sky Fees and Expenses...........................................
Printing and Engraving Fees..........................................
Rating Agency Fees...................................................
NASD Fee.............................................................    25,500
NYSE Listing Fee.....................................................
Legal Fees and Expenses..............................................
Miscellaneous........................................................
                                                                        ----------
     Total Expenses..................................................   $
                                                                        ----------
                                                                        ----------


- ------------------
* All amounts are estimated except for the Commission registration fee and the NASD fee.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article Fourteenth of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and Article Sixteenth of the Company's Certificate of Incorporation provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-3 (No. 2-84733) filed June 29, 1983, Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1986,
Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1987, Exhibit 4 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1987, Exhibit A to Exhibit 1 to Registration Statement on Form 8-A filed February 11, 1988, Exhibit 3 to Current Report on Form 8-K dated June 13, 1991, Exhibit 4(a) to Current Report on Form 8-K dated February 22, 1993, and
Exhibit 4(a) to Current Report on Form 8-K dated February 12, 1996.

     The Company maintains insurance policies covering liabilities of directors and officers to the extent not covered by indemnification from the Company, subject to the conditions and exclusions of the policies, deductible provisions, a maximum amount of coverage of $35 million and disputes with insurers about availability of coverage.

     For the undertaking with respect to indemnification, see Item 17 herein.


     See the Form of Underwriting Agreement filed as Exhibit 1(a) for certain indemnification provisions.

ITEM 16. EXHIBITS.


1(a)     --   Form of Underwriting Agreement.*
4(a)     --   Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibits 3 to
              Quarterly Reports on Form 10-Q for the quarters ended June 30, 1987 and June 30, 1986, Exhibit 4(a) to
              Registration Statement Number 2-84733 on Form S-3 filed June 30, 1983, Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended September 30, 1987, Exhibit A to Exhibit 1 to Registration
              Statement on Form 8-A filed February 11, 1988, Exhibit 3 to Current Report on Form 8-K dated June 13,
              1991, Exhibit 4(a) to Current Report on Form 8-K dated February 22, 1993 and Exhibit 4(a) to Current
              Report on Form 8-K dated February 12, 1996).
4(b)     --   By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Annual Report on
              Form 10-K for the year ended December 31, 1995).
4(c)     --   Certificate of Trust of SI Financing Trust I.**
4(d)     --   Declaration of Trust of SI Financing Trust I between Salomon Inc, as Sponsor, and Nazareth A.
              Festekjian, Philip U. Tremmel, Marwan A. Marshi, Chemical Bank and Chemical Bank Delaware, not in

              their individual capacities but solely as Trustees.**
4(e)     --   Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee
              (incorporated by reference from Exhibit 7 to the Company's Current Report on Form 8-K dated February
              12, 1996).
4(f)     --   First Supplemental Indenture dated as of September 7, 1990 to Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee (incorporated by reference from Exhibit
              4(b) to Registration Statement No. 33-39502).
4(g)     --   Second Supplemental Indenture dated as of December 14, 1993 to Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee (incorporated by reference from Exhibit 4(m)
              to Registration Statement No. 33-48199).
4(h)     --   Third Supplemental Indenture dated as of                1996 to Indenture dated as of December 1, 1988
              between Salomon Inc and Bankers Trust Company, as Trustee.*
4(i)     --   Form of Amended and Restated Declaration of Trust of SI Financing Trust I (including as an exhibit thereto the Form of Preferred Security).*
4(j)     --   Form of Subordinated Debt Security (included in 4(h) above).*
4(k)     --   Form of Pledge Agreement between Salomon Inc, The Bank of New York, as Collateral Agent, and Chemical
              Bank, as Unit Agent.*
4(l)     --   Form of Unit Agreement between Salomon Inc and Chemical Bank, as Unit Agent (including as an exhibit thereto the Form of Unit Certificate).*
4(m)     --   Form of Guarantee with respect to Preferred Securities.*
4(n)     --   Form of Certificate of Designations relating to the Series F Preferred Stock.*
4(o)     --   Form of Certificate of Series F Preferred Stock, without par value, of the Company.*
4(p)     --   Form of Deposit Agreement.*
5(a)     --   Opinion of Cravath, Swaine & Moore.*
5(b)     --   Opinion of Morris, Nichols, Arsht & Tunnell.*
8        --   Form of Opinion re: Tax Matters.+
12       --   Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to the
              Company's Annual Report on Form 10-K for the year ended December 31, 1995).
23(a)    --   Consent of Arthur Andersen L.L.P.*
23(b)    --   Consent of Cravath, Swaine & Moore (included in Exhibits 5 and 8).*

24       --   Powers of Attorney.*
25(a)    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company, as
              Trustee under the Indenture (incorporated by reference from Exhibit 25(g) to Registration Statement
              No. 333-01807).
25(b)    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chemical Bank, as Property
              Trustee under the Amended and Restated Declaration of Trust of SI Financing Trust I.*
25(c)    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chemical Bank, as Guarantee
              Trustee under the Guarantee of Salomon Inc for the benefit of the holders of Preferred Securities of
              SI Financing Trust I.*


- ------------------
* To be filed by amendment.

** Previously filed.


+ Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned registrants hereby undertake that:


     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:



          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;



          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and



          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;



provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.



     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




     (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


     (6) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



     (7) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, SALOMON INC AND SI FINANCING TRUST I EACH HEREBY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 7TH DAY OF JUNE, 1996.


                                          SI FINANCING TRUST I
                                          BY: SALOMON INC, as Sponsor

                                          By:        /s/ Arnold S. Olshin
                                             -----------------------------
                                             (Arnold S. Olshin, Secretary)

                                          SALOMON INC

                                          By:        /s/ Arnold S. Olshin
                                             -----------------------------
                                             (Arnold S. Olshin, Secretary)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON INC AND ON THE DATES INDICATED.


       SIGNATURES                         TITLE                        DATE
- ------------------------  --------------------------------------  --------------

           *              Chief Executive Officer, Chairman and   June 7, 1996
- ------------------------
   (Robert E. Denham)       Director

           *              Chief Financial Officer                 June 7, 1996
- ------------------------
   (Jerome H. Bailey)

/s/ Richard J. Carbone    Principal Accounting Officer and        June 7, 1996
- ------------------------
  (Richard J. Carbone)      Controller

           *              Director                                June 7, 1996
- ------------------------
  (Dwayne O. Andreas)

           *              Director                                June 7, 1996
- ------------------------

  (Warren E. Buffett)

           *              Director                                June 7, 1996
- ------------------------
   (Claire M. Fagin)

           *              Director                                June 7, 1996
- ------------------------
  (John L. Haseltine)

           *              Director                                June 7, 1996
- ------------------------
  (Gedale B. Horowitz)

           *              Director                                June 7, 1996
- ------------------------
  (Deryck C. Maughan)

           *              Director                                June 7, 1996
- ------------------------
   (David O. Maxwell)

           *              Director                                June 7, 1996
- ------------------------
    (William F. May)

           *              Director                                June 7, 1996
- ------------------------
  (Charles T. Munger)

           *              Director                                June 7, 1996
- ------------------------
    (Shigeru Myojin)

           *              Director                                June 7, 1996
- ------------------------
   (Louis A. Simpson)

           *              Director                                June 7, 1996
- ------------------------
   (Robert G. Zeller)

- ------------------
* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors and officers of Salomon Inc pursuant to powers of attorney executed on behalf of each such director and officer.

By: /s/ Arnold S. Olshin
    -----------------------
       (Arnold S. Olshin,
        Attorney-in-Fact)

                               INDEX TO EXHIBITS


                                                                                                       SEQUENTIALLY
EXHIBIT                                                                                                  NUMBERED
NUMBER                                                EXHIBIT                                              PAGE
- -------        -------------------------------------------------------------------------------------   ------------
1(a)      --   Form of Underwriting Agreement.*
4(a)      --   Certificate of Incorporation of the Company, as amended (incorporated by reference to
               Exhibits 3 to Quarterly Reports on Form 10-Q for the quarters ended June 30, 1987 and
               June 30, 1986, Exhibit 4(a) to Registration Statement Number 2-84733 on Form S-3
               filed June 30, 1983, Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1987, Exhibit A to Exhibit 1 to Registration Statement on Form 8-A
               filed February 11, 1988, Exhibit 3 to Current Report on Form 8-K dated June 13, 1991,
               Exhibit 4(a) to Current Report on Form 8-K dated February 22, 1993 and Exhibit 4(a)
               to Current Report on Form 8-K dated February 12, 1996).
4(b)      --   By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the
               Annual Report on Form 10-K for the year ended December 31, 1995).
4(c)      --   Certificate of Trust of SI Financing Trust I.**
4(d)      --   Declaration of Trust of SI Financing Trust I between Salomon Inc, as Sponsor, and
               Nazareth A. Festekjian, Philip U. Tremmel, Marwan A. Marshi, Chemical Bank and
               Chemical Bank Delaware, not in their individual capacities but solely as Trustees.**
4(e)      --   Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee (incorporated by reference from Exhibit 7 to the Company's Current Report on Form 8-K dated February 12, 1996).
4(f)      --   First Supplemental Indenture dated as of September 7, 1990 to Indenture dated as of
               December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee
               (incorporated by reference from Exhibit 4(b) to Registration Statement No. 33-39502).
4(g)      --   Second Supplemental Indenture dated as of December 14, 1993 to Indenture dated as of
               December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee
               (incorporated by reference from Exhibit 4(m) to Registration Statement No. 33-48199).
4(h)      --   Third Supplemental Indenture dated as of                , 1996 to Indenture dated as
               of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee.*
4(i)      --   Form of Amended and Restated Declaration of Trust of SI Financing Trust I (including as an exhibit thereto the Form of Preferred Security).*
4(j)      --   Form of Subordinated Debt Security (included in 4(h) above).*
4(k)      --   Form of Pledge Agreement between Salomon Inc, The Bank of New York, as Collateral
               Agent, and Chemical Bank, as Unit Agent.*
4(l)      --   Form of Unit Agreement between Salomon Inc and Chemical Bank, as Unit Agent
               (including as an exhibit thereto the Form of Unit Certificate).*
4(m)      --   Form of Guarantee with respect to Preferred Securities.*
4(n)      --   Form of Certificate of Designations relating to the Series F Preferred Stock.*
4(o)      --   Form of Certificate of Series F Preferred Stock, without par value, of the Company.*

                                                                                                       SEQUENTIALLY

EXHIBIT                                                                                                  NUMBERED
NUMBER                                                EXHIBIT                                              PAGE
- -------        -------------------------------------------------------------------------------------   ------------
4(p)      --   Form of Deposit Agreement.*
5(a)      --   Opinion of Cravath, Swaine & Moore.*
5(b)      --   Opinion of Morris, Nichols, Arsht & Tunnell.*
8         --   Form of Opinion re: Tax Matters.+
12        --   Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference to
               Exhibit 12(a) to the Company's Annual Report on Form 10-K for the year ended December
               31, 1995).
23(a)     --   Consent of Arthur Andersen L.L.P.*
23(b)     --   Consent of Cravath, Swaine & Moore (included in Exhibits 5 and 8).*
24        --   Powers of Attorney.*
25(a)     --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers
               Trust Company, as Trustee under the Indenture (incorporated by reference from Exhibit
               25(g) to Registration Statement No. 333-01807).
25(b)     --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chemical
               Bank, as Property Trustee under the Amended and Restated Declaration of Trust of SI
               Financing Trust I.*
25(c)     --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chemical
               Bank, as Guarantee Trustee under the Guarantee of Salomon Inc for the benefit of the holders of Preferred Securities of SI Financing Trust I.*


- ------------------

 * To be filed by amendment.


** Previously filed.


 + Filed herewith.